                                                                     EXHIBIT 2.2
                                                                     -----------

                               PURCHASE AGREEMENT

                                  by and among

               Synbiotics Corporation, a California corporation,

        International Canine Genetics, Inc., a Delaware corporation, and

                S.R. One, Limited, a Pennsylvania business trust

                           Dated as of July 23, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
ARTICLE I.   PURCHASE AND SALE OF STOCK............................   1
  Section 1.1  Sale and Issuance of Common Stock...................   1
  Section 1.2  Closing.............................................   2
  Section 1.3  Restrictions on Resale..............................   2

ARTICLE II.  PURCHASE AND SALE OF ASSETS...........................   2
  Section 2.1  Description of Assets to be Acquired................   2
  Section 2.2  Excluded Assets.....................................   4
  Section 2.3  Non-Assignment of Certain Assets....................   4
  Section 2.4  Instruments of Transfer.............................   4

ARTICLE III. LIABILITIES OF ICG....................................   5
  Section 3.1  Assumption of Liabilities...........................   5
  Section 3.2  Liabilities Not Assumed.............................   5

ARTICLE IV.  PURCHASE PRICE FOR ASSETS.............................   6
  Section 4.1  Consideration.......................................   6
  Section 4.2  Payment of Purchase Price...........................   6
  Section 4.3  Allocation of Purchase Price........................   7
  Section 4.4  Registration Statement on Form S-4..................   7
  Section 4.5  Restrictions on Resale..............................   7
  Section 4.6  Asset and Assumed Liabilities Schedules.............   8

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SBIO..................   8
  Section 5.1  Organization; Good Standing; Power..................   8
  Section 5.2  Authorization.......................................   8
  Section 5.3  Compliance With Other Instruments...................   9
  Section 5.4  Litigation..........................................   9
  Section 5.5  Valid Issuance of Shares of Common Stock of SBIO....   9
  Section 5.6  Consents............................................   9
  Section 5.7  Broker Fees.........................................  10
  Section 5.8  SEC Filings.........................................  10
  Section 5.9  Proxy Statement.....................................  11
  Section 5.10  Capitalization of SBIO.............................  11
  Section 5.11  Complete Disclosure................................  11
  Section 5.12  Absence of Material Adverse Change.................  12
  Section 5.13  Form S-4...........................................  12
  Section 5.14  No Reliance on Forecasts...........................  12

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF ICG..................  13
  Section 6.1  Organization; Good Standing; Power..................  13

  Section 6.2  Authorization..............................................   13
  Section 6.3  SEC Filings; Financial Statements..........................   13
  Section 6.4  Proxy Statement............................................   14
  Section 6.5  Absence of Certain Changes and Events......................   14
  Section 6.6  Form S-4...................................................   16
  Section 6.7  Conduct of Business........................................   16
  Section 6.8  Undisclosed Liabilities....................................   16
  Section 6.9  Inventory..................................................   16
  Section 6.10  Accounts and Notes Receivable.............................   16
  Section 6.11  Properties................................................   17
  Section 6.12  Taxes.....................................................   17
  Section 6.13  Compliance with Laws......................................   18
  Section 6.14  Consents..................................................   19
  Section 6.15  Products..................................................   19
  Section 6.16  Proprietary Rights........................................   19
  Section 6.17  Restrictive Documents or Orders...........................   21
  Section 6.18  Contracts and Commitments.................................   21
  Section 6.19  Assets....................................................   22
  Section 6.20  Insurance.................................................   22
  Section 6.21  Product Warranties and Product Liability..................   22
  Section 6.22  Litigation................................................   23
  Section 6.23  No Conflict or Default....................................   23
  Section 6.24  Labor Relations...........................................   23
  Section 6.25  Employee Benefit Plans....................................   23
  Section 6.26  Brokers' and Finders' Fees/Contractual Limitations........   24
  Section 6.27  Interested Party Relationships............................   25
  Section 6.28  Environmental Matters.....................................   25
  Section 6.29  Certain Payments..........................................   25
  Section 6.30  Books and Records.........................................   26
  Section 6.31  Customers and Suppliers...................................   26
  Section 6.32  Complete Disclosure.......................................   26
  Section 6.33  No Reliance on Forecasts..................................   26

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF S.R. ONE...................   26
  Section 7.1   Authorization.............................................   27
  Section 7.2   Consents..................................................   27
  Section 7.3   Purchase Entirely for Own Account.........................   27
  Section 7.4   Disclosure of Information.................................   27
  Section 7.5   Investment Experience.....................................   27
  Section 7.6   Accredited Investor.......................................   27
  Section 7.7   Restricted Securities.....................................   27
  Section 7.8  Broker Fees................................................   27
  Section 7.9  No Contrary Knowledge......................................   28
  Section 7.10  No Reliance on Forecasts..................................   28

ARTICLE VIII. CORPORATE SECURITIES LAWS ..................................   28


  Section 8.1  California Commissioner of Corporations....................   28

ARTICLE IX. COVENANTS.....................................................   28
  Section 9.1  Standstill Provision.......................................   28
  Section 9.2  Maintenance of Business....................................   29
  Section 9.3  Access to ICG Information..................................   29
  Section 9.4  Access to SBIO Information.................................   30
  Section 9.5  Meetings of Stockholders...................................   30
  Section 9.6  Breach of Representations and Warranties...................   31
  Section 9.7  Best Efforts...............................................   31
  Section 9.8  Tax Returns................................................   31
  Section 9.9  Employment Offers..........................................   31
  Section 9.10  COBRA.....................................................   32
  Section 9.11  Other Discussions.........................................   32
  Section 9.12  Mail and Receivables Payments.............................   32
  Section 9.13  Notification of Noncompliance.............................   32
  Section 9.14  Further Action............................................   32
  Section 9.15  Covenants Against Disclosure..............................   33
  Section 9.16  Bulk Transfer Law.........................................   33
  Section 9.17  Registered Options........................................   33
  Section 9.18  Change and Use of Name....................................   33
  Section 9.19  Liquidation and Distribution of Shares....................   33
  Section 9.20  Designation of Director...................................   33
  Section 9.21  Resale of the Shares by ICG...............................   33

ARTICLE X. CLOSINGS.......................................................   33
  Section 10.1  Time of Closing...........................................   33
  Section 10.2  Closing of the Sale and Issuance of
                Common Stock to S.R. One..................................   34
  Section 10.3  Closing of the Sale of Assets.............................   34

ARTICLE XI. CONDITIONS PRECEDENT TO OBLIGATIONS (S.R. ONE CLOSING)........   35

  Section 11.1  Conditions to Obligations of S.R. One.....................   35
     (a)  Representations and Warranties Correct..........................   35
     (b)  Covenants.......................................................   35
     (c)  Opinion of SBIO's Counsel.......................................   35
     (d)  Substantive Deliverables........................................   35
  Section 11.2  Conditions to Obligations of SBIO.........................   36
     (a)  Representations and Warranties Correct..........................   36
     (b)  Covenants.......................................................   36
     (c)  No Law Prohibiting or Restricting Sale..........................   36
     (d)  Substantive Deliverables........................................   36

ARTICLE XII.  CONDITIONS PRECEDENT TO OBLIGATIONS (ICG CLOSING)...........   36
  Section 12.1  Conditions to Obligations of SBIO.........................   36

        (a)    Representations and Warranties................................  36
        (b)    Performance of Agreement......................................  36
        (c)    Absence of Governmental or Other Objection....................  36
        (d)    Certificate of President......................................  37
        (e)    Evidence of Title.............................................  37
        (f)    Board and Stockholder Approval................................  37
        (g)    Legal Opinion.................................................  37
        (h)    SEC Registration..............................................  37
        (i)    Licenses......................................................  37
        (j)    Due Diligence Investigation...................................  37
        (k)    Approval of Documentation.....................................  37
        (l)    S.R. One Closing..............................................  37
        (m)    Substantive Deliverables......................................  37
Section 12.2  Conditions to Obligations of ICG...............................  37
        (a)    Representations and Warranties................................  37
        (b)    Performance of Agreement......................................  38
        (c)    Absence of Governmental or Other Objection....................  38
        (e)    Legal Opinion.................................................  38
        (g)    Nasdaq National Market Listing................................  38
        (h)    SEC Registration..............................................  38
        (i)    Appointment of Director.......................................  38
        (j)    Substantive Deliverables......................................  38

ARTICLE XIII. ICG'S HOLD-HARMLESS............................................  39

Section 13.1  Excluded Liabilities...........................................  39


ARTICLE XIV. INDEMNIFICATION.................................................  39
  Section 14.1  Survival of Representations, Warranties, Covenants and
          Agreements.........................................................  39
  Section 14.2  Indemnification..............................................  40
  Section 14.3  Procedure for Indemnification with Respect to Third-Party
          Claims.............................................................  41
  Section 14.4  Procedure For Indemnification with Respect to Non-Third
          Party Claims.......................................................  42
  Section 14.5  Limitations on Indemnification Amount........................  42

ARTICLE XV.  TERMINATION AND ABANDONMENT.....................................  43
  Section 15.1  Termination..................................................  43
  Section 15.2  Procedure and Consequences of Termination....................  44

ARTICLE XVI. MISCELLANEOUS PROVISIONS........................................  45
  Section 16.1  Notice.......................................................  45
  Section 16.2  Entire Agreement.............................................  45
  Section 16.3  Binding Effect; Assignment...................................  45
  Section 16.4  Expenses of Transaction; Taxes...............................  45
  Section 16.5  Waiver; Consent..............................................  46

  Section 16.6  Third-Party Beneficiaries....................................  46
  Section 16.7  Counterparts.................................................  46
  Section 16.8  Severability.................................................  46
  Section 16.9  Governing Law................................................  46
  Section 16.10  Attorneys' Fees.............................................  46
  Section 16.11  Cooperation and Records Retention...........................  46

EXHIBITS

10.2          Investor's Rights Agreement
10.3(a)(i)    Bill of Sale for the Assets
11.1          Opinion of Brobeck, Phleger & Harrison LLP
12.1          Opinion of McCausland, Keen & Buckman
12.2          Opinion of Brobeck, Phleger & Harrison LLP
14.4          Special Arbitration Procedures


SCHEDULES

 2.1(a)    List of Equipment
 2.1(b)    List of Inventory
 2.1(c)    List of Contracts
 2.1(d)    List of Real Property
 2.1(e)    List of Proprietary Rights
 2.1(k)    List of Leasehold Interests
 2.1(l)    List of Insurance Policies
 2.2       List of Excluded Assets
 3.1(a)    List of Assumed Liabilities -- to be prepared at the Time of Closing
 3.1(c)    List of Outstanding Options and Warrants

                               PURCHASE AGREEMENT
                               ------------------

     THIS AGREEMENT is dated as of July 23, 1996 by and among Synbiotics Corporation, a California corporation ("SBIO"), S.R. One, Limited, a Pennsylvania business trust ("S.R. One"), and International Canine Genetics, Inc., a Delaware corporation ("ICG").

     WHEREAS, S.R. One desires to acquire from SBIO and SBIO desires to sell to S.R. One, Common Stock of SBIO upon the terms and conditions of this Agreement;

     WHEREAS, ICG is engaged in, among other things, the business of manufacturing and marketing canine reproduction diagnostic products and services, a diagnostic test for canine hip dysplasia, nutritional supplements and a line of coat and skin care products to breeders and owners of purebred dogs and their veterinarians (the "Business");

     WHEREAS, ICG and SBIO have executed a letter of intent dated May 14, 1996 regarding the acquisition by SBIO of the assets of the Business and now desire to enter into a definitive agreement;

     WHEREAS, SBIO desires to acquire from ICG and ICG desires to transfer to SBIO, the assets, properties, and rights of ICG related to or associated with, directly or indirectly, the Business, except as provided in Section 2.2 below, upon the terms and conditions of this Agreement; and

     WHEREAS, SBIO and ICG intend such sale of assets for stock of SBIO to constitute a taxable exchange within the meaning of the Internal Revenue Code;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:


                                   ARTICLE I.

                           PURCHASE AND SALE OF STOCK
                           --------------------------

     Section 1.1  Sale and Issuance of Common Stock.  Upon the terms and subject
     -----------  ---------------------------------
to the conditions set forth in this Agreement, S.R. One agrees to purchase at the S.R. One Closing, which shall occur one hour before the Time of Closing (as defined in Section 10.1) and SBIO agrees to sell and issue to S.R. One at the S.R. One Closing, the number of shares of SBIO Common Stock (not registered under the Securities Act of 1933, as amended (the "Securities Act")) equal to $1,000,000 divided by the Average Closing Sales Price (as defined in Section 4.2) for an aggregate purchase price of $1,000,000.

     Section 1.2  Closing.  At the S.R. One Closing, SBIO shall deliver to S.R.
     -----------  -------
One a certificate representing the Common Stock which S.R. One is purchasing (the "Unregistered Securities") against delivery to SBIO by S.R. One of a cashier's check in the amount of $1,000,000 payable to SBIO's order.

     Section 1.3  Restrictions on Resale.  The Unregistered Securities will be
     -----------  ----------------------
subject to the following restrictions against transfer by S.R. One:

     (a) any restrictions imposed by applicable federal and state securities laws; and
     (b) the volume limitations on resale as set forth in now-current Rule 144 of the Securities Act until the second anniversary of the S.R. One Closing.

     Certificates representing the Unregistered Securities will bear legends describing the applicable restrictions on transferability referred to in this
Section 1.3, as follows:

          "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel (or other evidence) satisfactory to Synbiotics Corporation that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          "The securities represented by this certificate are subject to the terms and conditions of a Purchase Agreement, dated as of July 23, 1996, which includes certain restrictions on the sale of the securities. Copies of the agreement may be obtained upon written request to the Secretary of Synbiotics Corporation."


                                  ARTICLE II.

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     Section 2.1  Description of Assets to be Acquired.  Upon the terms and
     -----------  ------------------------------------
subject to the conditions set forth in this Agreement, ICG agrees to, at the Time of Closing, convey, sell, transfer, assign, and deliver to SBIO, and SBIO shall purchase from ICG, all right, title, and interest of ICG at the Time of Closing in and to the assets, properties, and rights of the Business of every kind, nature, and description, personal and real, tangible and intangible, known or unknown, wherever located, including, without limiting the generality of the foregoing (but excluding the "Excluded Assets," as such term is defined in Section 2.2 below):

     (a) All interests in machinery, equipment, instruments, computer hardware and software, tooling, furniture, fixtures, motor vehicles, supplies, repair and maintenance parts, and other fixed assets, together with manufacturer or vendor warranties associated therewith, including, without limitation, those interests listed on Schedule 2.1(a) hereto;

     (b) All inventories of raw materials (together with any manufacturer or vendor warranties associated therewith), work-in-process, finished goods and supplies, packaging materials and business supplies, including, without limitation, those listed on Schedule 2.1(b) hereto (collectively, the "Inventory");

     (c) All claims and rights under all agreements, contracts, licenses, leases, franchises, instruments, documents, purchase and sale orders and other executory commitments, and all permits, consents, and certificates of any regulatory, administrative or other governmental agency or body, including, without limitation, those listed on Schedule 2.1(c) hereto (collectively, the "Contracts");

     (d) All interests in the real property listed on Schedule 2.1(d) hereto, and all buildings, facilities, and other improvements located thereon (including construction in progress), together with all related rights, easements and uses which benefit or burden any such property;

     (e) All right, title and interest to trademarks, trademark rights, service marks, service mark rights, copyrights, trade names, trade name rights, fictitious business names, works of authorship, inventions, industrial models, industrial designs, utility models and certificates of invention, designs, emblems and logos, data, ideas, protocols, plans, trade secrets, formulae, processes, know-how, manufacturing know-how, technical information, patents, patent applications, mask work registrations, inventions, franchises, franchise rights, customer and supplier lists together with the goodwill associated therewith and other proprietary rights (collectively, the "Proprietary Rights"), including without limitation those listed on Schedule 2.1(e) hereto;

     (f) All accounts receivable and notes receivable of ICG as of the Time of Closing (collectively, the "Accounts");

     (g) All original books and records or duplicates thereof of all account, general ledgers, sales invoices, purchase orders, accounts payable and payroll records, tax returns and supporting schedules, drawings, files, papers, electronic storage media, laboratory notebooks, and all other records (the "Records");

     (h) All rights under express or implied warranties from suppliers of ICG;

     (i) All of ICG's causes of action, judgments, and claims or demands of whatever kind or description arising out of or relating to the Business;

     (j)  All goodwill of the Business;

     (k) All leasehold interests of ICG listed on Schedule 2.1(k) hereto;

     (l) All insurance policies of ICG other than the officers and directors liability insurance policy of ICG, together with all proceeds thereof and rights thereunder, including those policies listed on Schedule 2.1(l) hereto; and

     (m) The current assets ICG as of the Time of Closing in the categories that appear on the most recent balance sheet of ICG in form and substance substantively similar to the balance sheet of ICG set forth in the most recent Annual Report on Form 10-K, including, without limitation, all cash, lease and rent deposits, prepaid expenses, prepaid taxes, bank accounts and all other current assets of ICG.

The assets, properties, and rights to be conveyed, sold, transferred, assigned, and delivered to SBIO pursuant to this Section 2.1 are sometimes hereinafter collectively referred to as the "Assets."

     Section 2.2  Excluded Assets.  Notwithstanding the provisions of Section
     -----------  ---------------
2.1 hereof, the assets to be transferred to SBIO pursuant to this Agreement shall not include those assets specifically listed on Schedule 2.2 (collectively, the "Excluded Assets").

     Section 2.3  Non-Assignment of Certain Assets.  Notwithstanding anything to
     -----------  --------------------------------
the contrary in this Agreement, to the extent that the assignment hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the same shall be nonassignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, ICG shall use its best efforts to obtain the consent of such other party to an assignment to SBIO. If such consent is not obtained by the Time of Closing, ICG shall cooperate with SBIO in any arrangement designed for SBIO to perform ICG's obligations with respect to such Asset after the Time of Closing and for SBIO to receive the benefits under any such Asset after the Time of Closing, which arrangements may include enforcement, for the account and benefit of SBIO, of any and all rights of ICG against any other person arising out of the breach or cancellation by such other person or otherwise, all of such actions of ICG to be at the direction and expense of ICG. ICG shall reimburse or pay SBIO for all actual costs and expenses, including amounts owed as a result of increased obligations under such instruments, resulting from an inability of SBIO to receive the benefits of such assignment.

     Section 2.4  Instruments of Transfer.  The sale, assignment, transfer,
     -----------  -----------------------
conveyance and delivery of the Assets shall be made by such bills of sale and other instruments of assignment, transfer and conveyance as SBIO shall reasonably request.

                                 ARTICLE III.

                              LIABILITIES OF ICG
                              ------------------

     Section 3.1  Assumption of Liabilities.
     -----------  -------------------------

          (a) SBIO hereby agrees to assume, satisfy or perform those liabilities and obligations of ICG specifically identified in Schedule 3.1(a), and those written contractual commitments arising after the Time of Closing (but not based on events prior to the Time of Closing) as specifically set forth in the written contracts specifically listed in Schedule 2.1(c) attached hereto and also specifically marked therein with an asterisk (collectively, the "Assumed Liabilities").

          (b) The parties agree that Schedule 3.1(a) shall be prepared by SBIO and ICG by the Time of Closing and shall only contain a list of liabilities in an aggregate amount not to exceed the sum of Time of Closing cash, accounts receivable and inventory plus $95,000; provided that in no event shall the aggregate amount of liabilities on such list exceed Time of Closing accounts payable and accrued expenses (excluding all accounting and legal fees and other costs related to the transactions contemplated by this Agreement, and all payroll and payroll related items). The liabilities actually to be included on
Schedule 3.1(a) shall include first the accounts payable and accrued expenses not within the parenthetical clause in the preceding sentence, and only thereafter (and only to the extent the overall assumption limit amount is not exceeded) accounts payable and accrued expenses which are within the parenthetical clause in the preceding sentence.

          (c) SBIO shall, effective as of the Time of Closing, assume those unexpired and unexercised options to purchase shares of ICG under ICG's 1992 Stock Option Plan listed on Schedule 3.1(c) (the "Options"). SBIO shall, effective as of the Time of Closing, assume the outstanding warrants to purchase Common Stock of ICG listed on Schedule 3.1(c) (the "Warrants"). The effect of such assumption shall be that the Options and Warrants shall be exercisable for SBIO Common Stock (with the number of shares and the exercise price per share adjusted for the deemed Time-of-Closing acquisition ratio), if the holder delivers the cash exercise price and other exercise deliverables to SBIO before expiration or termination of the Option or Warrant. SBIO acknowledges that each holder of the Options and the Warrants shall be a third party beneficiary of this Agreement in connection with the assumption of such Options and Warrants by SBIO. SBIO shall send a notice to each holder of Options and of Warrants, after the Time of Closing, describing such persons' rights under this Section 3.1(c).

          Section 3.2  Liabilities Not Assumed.  Other than the Assumed
          -----------  -----------------------
Liabilities, SBIO shall not assume, nor shall SBIO or any affiliate, or any officer, director, employee, stockholder or agent of SBIO, be deemed to have assumed or guaranteed, any liabilities, obligations, litigation, disputes, debts, payables, counterclaims, rights of set-off or return, or commitments or claims, whether such liabilities are contingent or otherwise, or direct or indirect, of ICG in existence on or prior to or after the Time of Closing or otherwise or based on any events, facts or circumstances in existence prior to or in connection with or after the sale of the Assets or in connection with or arising from any activities of ICG or any services provided by or goods or assets sold by or products delivered to ICG (collectively, the "Excluded Liabilities"), except for obligations of S.R. One expressly created in this Agreement.


                                  ARTICLE IV.

                           PURCHASE PRICE FOR ASSETS
                           -------------------------

          Section 4.1  Consideration.  Upon the terms and subject to the
          -----------  -------------
conditions contained in this Agreement, in consideration for the Assets and in full payment therefor, SBIO will pay the purchase price set forth in Section 4.2 to ICG.

          Section 4.2  Payment of Purchase Price.
          -----------  -------------------------

               (a) The purchase price ("Purchase Price") to be paid by SBIO to ICG shall consist of $1.00 cash plus shares of common stock of SBIO (the "Common Stock") to be issued directly from SBIO to ICG (collectively, the "Shares"), the number of which shall be 1,400,000, provided that the average closing sales price of the Common Stock of SBIO as quoted on the Nasdaq National Market for the five (5) trading days ending one (1) business day prior to the date of the Time of Closing (the "Average Closing Sales Price") is not greater than $3.50 per share or less than $2.50 per share. If the Average Closing Sales Price is greater than $3.50 per share, ICG shall receive a number of shares of SBIO Common Stock equal to 1,400,000 multiplied by a fraction, the numerator of which shall be $3.50 and the denominator of which shall be the Average Closing Sales Price. If the Average Closing Sales Price is less than $2.50 per share, ICG shall receive a number of shares of SBIO Common Stock equal to 1,400,000 multiplied by a fraction, the numerator of which shall be $2.50 and the denominator of which shall be the Average Closing Sales Price. In addition, as part of the Purchase Price, SBIO shall assume the Options and the Warrants as set forth in Section 3.1(c).

               (b) Notwithstanding anything in this Agreement to the contrary and subject to the conditions set forth herein and in the ICG Disclosure Letter (as hereinafter defined), SBIO shall hold back and not deliver to ICG 50,000 of the Shares (the "Holdback Shares") as otherwise contemplated by Section 4.2(a), unless authorized by this Section 4.2(b). SBIO's legal counsel delivered on July 16, 1996 to ICG's legal counsel and ICG a letter, together with copies of certain third-party patents (the "Patents"), and indicated that certain ICG products (the "Products") may infringe one or more of such Patents. If ICG delivers to SBIO, before or within 30 days after the Time of Closing, a legal opinion of reputable patent counsel reasonably satisfactory to SBIO, both as to the counsel and the content of the opinion, to the effect that the Patent(s) that may be infringed is invalid or that the Products do not infringe such Patent(s), delivery of the Holdback Shares shall thereupon be deemed authorized. If ICG procures for SBIO, before or within 30 days after the Time of Closing, a nonexclusive license to make, have made, sell, have sold, and use Products under the Patents, delivery of the following number of Holdback Shares shall thereupon be deemed authorized:

                 50,000 - (A + B)
                           -----
                              C

where  A  =  The upfront license fee to be paid by SBIO;
       B = The present discounted value (using the Time of Closing prime rate) of all running royalties to be paid by SBIO under the license, assuming sales of the Products in the amounts set forth in the forecast dated May 22, 1996 previously delivered by ICG to SBIO; and
       C  =  The Average Closing Sales Price.

Any Holdback Shares which are not, within 30 days after the Time of Closing, authorized for delivery under this Section 4.2(b) shall never be deliverable or delivered.

     The sole liability of ICG for any claims for damages with respect to infringement of the Patents by the Products shall be limited to the Holdback Shares; provided, however, in the event of willful fraud by ICG with respect to the use of the Products, then the right to the Holdback Shares by SBIO shall be in addition to such rights and remedies as SBIO may have at law or in equity.

     Section 4.3  Allocation of Purchase Price.  The Purchase Price shall be
     -----------  ----------------------------
allocated in accordance with Internal Revenue Code Section 1060, and SBIO and ICG agree to file all income and other tax returns and information reports in a manner consistent with such allocation.

     Section 4.4  Registration Statement on Form S-4.  The Shares to be issued
     -----------  ----------------------------------
hereunder and the shares of Common Stock of SBIO to be issued upon exercise of the Warrants (the "Warrant Shares") shall be issued pursuant to registration of the Shares and the Warrant Shares under the Securities Act pursuant to a Registration Statement on Form S-4 (as amended, the "Form S-4") with the Securities and Exchange Commission (the "SEC") (the "Registered Offering").

     Section 4.5  Restrictions on Resale.  The Shares and the Warrant Shares
     -----------  ----------------------
will be subject to the following restrictions against transfer by ICG and any persons receiving them upon liquidation of ICG:

     (a) any restrictions imposed by applicable federal and state securities laws; and

     (b) with respect to the Shares to be distributed to each and any forty percent or greater stockholder of ICG, the volume limitations on resale as set forth in the now-current Rule 144 and Rule 145 of the Securities Act until the second anniversary of the Time of Closing.

     Certificates representing the Shares and the Warrant Shares will, while beneficially owned by ICG or persons who at the time of the ICG Stockholders Meeting (as defined below) were affiliates of ICG, bear legends describing the applicable restrictions on transferability referred to in this Section 4.5, including the following legend:

          "The securities represented by this certificate are subject to the terms and conditions of a Purchase Agreement, dated as of July 23, 1996, which includes certain restrictions on the sale of the securities. Copies of the agreement may be obtained upon written request to the Secretary of Synbiotics Corporation."

     Section 4.6  Asset and Assumed Liabilities Schedules.  Except as set forth
     -----------  ---------------------------------------
in this Section 4.6, all schedules required by the terms of this Agreement shall be provided to SBIO, in form and substance satisfactory to SBIO, on each of the date of this Agreement and the Time of Closing. Schedule 2.2 shall be provided to SBIO on the date of this Agreement and the parties agree that ICG shall not be entitled to exclude any additional assets from sale to SBIO or increase the value of any Excluded Assets set forth on such Schedule after the date of this Agreement, without SBIO's written consent. Except as set forth on Schedule 2.2, all such schedules shall accurately reflect the value of those assets and liabilities as of such dates.


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF SBIO
                     --------------------------------------

     Except as set forth in identical letters specifically referring to this
Article V dated as of the date of this Agreement (the "Synbiotics Disclosure Letter") delivered by Synbiotics to ICG and S.R. One, which disclosures shall be deemed to modify the representations and warranties hereunder, SBIO hereby represents to ICG and S.R. One that:

     Section 5.1  Organization; Good Standing; Power.  SBIO is a corporation
     -----------  ----------------------------------
duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted. SBIO is qualified as a foreign corporation and is in good standing in such other jurisdictions in which the conduct of its business or its ownership or leasing of its property requires such qualification. SBIO does not own, directly or indirectly, any equity or other ownership interest in or control any corporation, partnership, joint venture or other entity.

     Section 5.2  Authorization.  SBIO has full corporate power and authority to
     -----------  -------------
enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including the execution and delivery of this Agreement and other documents delivered in accordance with
Section 10.2(a) and Section 10.3(b) hereunder. SBIO has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid and binding obligation of SBIO, enforceable in accordance with its terms. No other corporate proceedings on the part of SBIO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (except that, with respect to the sale of Assets, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of SBIO's capital stock may be required, depending on the number of Shares to be issued). This Agreement constitutes a valid and binding obligation of SBIO, enforceable in accordance with its terms.

     Section 5.3  Compliance With Other Instruments.  The execution and delivery
     -----------  ---------------------------------
of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms hereof by it will not violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of its Articles of Incorporation or Bylaws, as presently in effect, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which it is a party, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

     Section 5.4  Litigation.  There is no claim, investigation, litigation,
     -----------  ----------
action, suit or proceeding, administrative or judicial, pending or, to SBIO's knowledge, threatened against it, or any of its officers or directors, at law or in equity, before any federal, state, local or foreign court, or regulatory agency, or other governmental authority, including, without limitation, any unfair labor practice or grievance proceedings or otherwise. SBIO has not received any complaints from any of its customers or suppliers within the last twelve months, which will, individually or in the aggregate, have any non-trivial adverse effect on the business, prospects, operations, employee relations, rights or condition of SBIO.

     Section 5.5  Valid Issuance of Shares of Common Stock of SBIO.  The
     -----------  ------------------------------------------------
Unregistered Securities and the Shares of SBIO Common Stock, when issued, sold and delivered to S.R. One and ICG, respectively, in accordance with the terms hereof for the consideration described herein, will be duly authorized and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws. The assumption by SBIO of the Warrants pursuant to Section 3.1(c) of this Agreement will be duly authorized and the Warrant Shares that will be issuable upon exercise of the Warrants, pursuant to the adjusted terms of such Warrants, will be duly authorized and validly issued, fully paid and nonassessable, and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws. The assumption by SBIO of the Options pursuant to Section 3.1(c) of this Agreement will be duly authorized and the shares that will be issuable upon exercise of such options, pursuant to the adjusted terms of such Options, will be duly authorized and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws. A sufficient number of shares have been reserved to provide for the issuance of the shares issuable upon exercise of the Warrants and the Options to be issued upon the assumption of the Warrants and the Options.

     Section 5.6  Consents.  The execution and delivery of this Agreement by
     -----------  --------
SBIO do not, and the performance of this Agreement by SBIO shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other third party, including licensors and lenders, except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws ("Blue Sky Laws").

     Section 5.7  Broker Fees.  It is not obligated to pay any fees or expenses
     -----------  -----------
of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any of the transactions contemplated hereby. SBIO shall indemnify and hold harmless the other parties from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party. Neither SBIO, nor any officer, director, employee, agent or representative of SBIO (collectively "SBIO's Representatives") are or have been subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts SBIO or SBIO's Representatives from negotiating, entering into and consummating this Agreement and the transactions contemplated hereby.

     Section 5.8  SEC Filings.
     -----------  -----------

     (a) SBIO has filed all forms, reports and documents required to be filed with the SEC since its initial public offering and has provided to S.R. One and to ICG (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, (ii) its Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, and (iii) all proxy statements relating to SBIO's meetings of shareholders (whether annual or special) held in the three years prior to the date of this Agreement, (iv) all other reports or registration statements filed by SBIO with the SEC in the three years prior to the date of this Agreement, and
(v) all amendments and supplements and restatements to all such reports and registration statements filed by SBIO with the SEC in the three years prior to the date of this Agreement, (collectively, the "SBIO SEC Reports"). The SBIO SEC Reports (i) were prepared in accordance with the requirements of the Exchange Act, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes thereto) contained in SBIO's SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and each fairly presented the financial position of SBIO as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. SBIO's revenue recognition policies with respect to financial statements contained in SBIO's SEC Reports have been made in accordance with generally accepted accounting principles. SBIO maintains a standard system of accounting in accordance with generally accepted accounting principles. All of SBIO's general ledgers, books and records are located at SBIO's principal place of business. To SBIO's knowledge, SBIO's financial reserves are adequate to cover claims already incurred.

     (c) SBIO has heretofore furnished to S.R. One and ICG a complete and correct copy of any amendments, supplements or modifications and restatements which have not yet been filed with the SEC but which are required to be filed by SBIO with the SEC pursuant to the Securities Act or the Exchange Act.

     Section 5.9  Proxy Statement.  The information supplied by SBIO in writing
     -----------  ---------------
for inclusion in the combined proxy statement to be sent to each of the stockholders of ICG and SBIO in connection with the meeting of ICG's stockholders (the "ICG Stockholders Meeting") and the meeting of the SBIO's shareholders (the "SBIO Shareholders Meeting") to consider and approve the sale of the Assets (such proxy statements as amended or supplemented is referred to herein as the "Proxy Statement"), shall not, on the date the Proxy Statement is first mailed to shareholders, at the time of the SBIO Shareholders Meeting, and at the Time of Closing, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SBIO Shareholders Meeting which has become false or misleading. If at any time prior to the Time of Closing, any event relating to SBIO or any of its affiliates, officers or directors is discovered by SBIO which should be set forth in a supplement to the Proxy Statement, SBIO shall promptly inform ICG in writing. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act and Exchange Act and the rules and regulations thereunder. It is understood that SBIO's shareholders will not in fact vote on the acquisition of the Assets unless such vote is legally required.

     Section 5.10  Capitalization of SBIO.  The authorized capital of SBIO
     ------------  ----------------------
consists of 24,800,000 shares of Common Stock, of which 6,000,706 shares are issued and outstanding, and 200,000 shares of Series B Common Stock, none of which are outstanding. Options to purchase 1,200,920 shares of Common Stock are outstanding. Except as set forth herein, SBIO has not reserved any shares of capital stock for issuance and there are no outstanding options, restricted stock awards, warrants, calls, commitments or rights of any character to purchase or otherwise to acquire from SBIO shares of capital stock of any class, and there are no outstanding securities of SBIO that are convertible into shares of capital stock of SBIO of any class and no options, warrants or rights to purchase from SBIO any of such convertible securities.

     Section 5.11  Complete Disclosure.  The copies of all instruments,
     ------------  -------------------
agreements,
other documents and written information delivered by SBIO to S.R. One or its counsel or, as the case may be, to ICG or its counsel are and will be complete and correct in all material respects as of the date of delivery thereof. No representation or warranty made by SBIO in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished by SBIO to S.R. One or, as the case may be, to ICG pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no presently existing event, fact or condition that adversely affects SBIO's financial condition or prospects, or that could reasonably be expected to do so, which has not been set forth in this Agreement or the exhibits hereto or otherwise disclosed by SBIO to S.R. One in writing at the S.R. One Closing and to ICG in writing at the Time of Closing.

     Section 5.12  Absence of Material Adverse Change.  Since March 31, 1996,
     ------------  ----------------------------------
there has been no event, circumstance or change which would constitute a material adverse change in the business of SBIO, including, without limitation, the termination or material reduction in the amount of business between SBIO and any of its three largest suppliers and three largest customers, where such termination or reduction would have a material adverse effect on SBIO.

     Section 5.13  Form S-4.  The information supplied by SBIO for inclusion in
     ------------  --------
the Form S-4 to be filed with the SEC in connection with the Registered Offering shall not, on the date the Form S-4 is filed with the SEC and at the Time of Closing, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time prior to the Time of Closing, any event relating to SBIO or any of its affiliates, officers or directors is discovered by SBIO which should be set forth in an amendment to the Form S-4, SBIO shall promptly inform ICG in writing. The Form S-4 shall comply in all material respects as to form and substance with the requirements of the Securities Act and the rules and regulations thereunder.

     Section 5.14  No Reliance on Forecasts.  In the negotiation and
     ------------  ------------------------
consideration of the transactions contemplated by this Agreement, SBIO and its Board of Directors have not relied upon any information or documents concerning ICG and its business or financial results except: (i) information and documents that are publicly available, (ii) representations and warranties made by ICG in this Agreement and (iii) disclosure of interim financial results made pursuant to this Agreement. In the course of negotiations, SBIO and ICG exchanged information regarding hypothetical situations, based on various assumptions, of the results of operations of the combined companies and possible market prices for SBIO's common stock. SBIO does not make any representation or warranty regarding any such hypothetical situations provided by it, including those that may contain forecasts or projections of its future operating results, and SBIO disclaims reliance on any such hypothetical situations provided by ICG or third parties.

                                  ARTICLE VI.

                     REPRESENTATIONS AND WARRANTIES OF ICG
                     -------------------------------------

     Except as set forth in identical letters specifically referring to this
Article VI dated as of the date of this Agreement (the "ICG Disclosure Letter") delivered by ICG to SBIO and Brobeck, Phleger & Harrison LLP, which disclosures shall be deemed to modify the representations and warranties hereunder, ICG hereby represents and warrants to SBIO that:

     Section 6.1  Organization; Good Standing; Power.  ICG is a corporation duly
     -----------  ----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted. ICG is qualified as a foreign corporation and is in good standing in such other jurisdictions in which the conduct of its business or its ownership or leasing of its property requires such qualification. ICG does not own, directly or indirectly, any equity or other ownership interest in or control any corporation, partnership, joint venture or other entity.

     Section 6.2  Authorization.  ICG has full power and authority to enter into
     -----------  -------------
this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing the conveyance of the Assets or delivered in accordance with Section 10.3(a) hereunder (the "ICG Closing Documents"). ICG has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and the ICG Closing Documents. No other corporate proceedings on the part of ICG are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the sale of Assets, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of ICG's capital stock in accordance with Delaware law and ICG's charter documents).
This Agreement constitutes a valid and binding obligation of ICG, enforceable in accordance with its terms.

     Section 6.3  SEC Filings; Financial Statements.
     -----------  ---------------------------------

     (a) ICG has filed all forms, reports and documents required to be filed with the SEC since its initial public offering and has provided to SBIO: (i) its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995, (ii) its Quarterly Reports on Form 10-QSB for the periods ended September 30, 1995, December 31, 1995 and March 31, 1996, (iii) all proxy statements relating to ICG's meetings of stockholders (whether annual or special) held since its initial public offering, (iv) all other reports or registration statements filed by ICG with the SEC since its initial public offering, and (v) all amendments, supplements and restatements to all such reports and registration statements filed by ICG with the SEC (collectively, the "ICG SEC Reports"). ICG SEC Reports (and any related, supplement or amended ICG SEC Report): (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended, superseded or restated by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes thereto) contained in ICG's SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and each fairly presented the financial position of ICG as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. ICG's revenue recognition policies with respect to financial statements contained in ICG's SEC Reports have been made in accordance with generally accepted accounting principles. ICG maintains a standard system of accounting in accordance with generally accepted accounting principles. All of ICG's general ledgers, books and records are located at ICG's principal place of business. To ICG's knowledge, ICG's financial reserves are adequate to cover claims already incurred.

     (c) ICG has heretofore furnished to SBIO a complete and correct copy of any amendments, supplements or modifications and restatements which have not yet been filed with the SEC but which are required to be filed by ICG with the SEC pursuant to the Securities Act or the Exchange Act.

     Section 6.4  Proxy Statement.  The information supplied by ICG for
     -----------  ---------------
inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the ICG Stockholders Meeting and at the Time of Closing, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the ICG Stockholders Meeting which has become false or misleading. If at any time prior to the Time of Closing, any event relating to ICG or any of its affiliates, officers or directors should be discovered by ICG which should be set forth in a supplement to the Proxy Statement, ICG shall promptly inform SBIO in writing. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act and Exchange Act and the rules and regulations thereunder.

     Section 6.5  Absence of Certain Changes and Events.  Since March 31, 1996,
     -----------  -------------------------------------
there has not been:

     (a) Any adverse change in the financial condition, results of operation, assets, liabilities, business, or prospects of ICG or any occurrence, circumstance, or combination thereof which, to ICG's knowledge, reasonably could be expected to result in any such adverse change;

     (b) Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on ICG or the Assets or any such event which, to ICG's knowledge, reasonably could be expected to have such an effect on ICG or the Assets;

     (c) Any material transaction relating to or involving ICG (other than the transactions contemplated herein) which was entered into or carried out by ICG other than in the ordinary and usual course of business;

     (d) Any change made by ICG in its method of operating the Business or its accounting practices relating thereto;

     (e) Any mortgage, pledge, lien, security interest, hypothecation, charge, or other encumbrance imposed or agreed to be imposed on or with respect to the Assets other than liens arising with respect to taxes not yet due and payable, and such liens and encumbrances, if any, which arise in the ordinary course of business and are not material in nature or amount either individually or in the aggregate, and which do not detract from the value of the Assets or impair the operations conducted thereon or any discharge or satisfaction thereof;

     (f) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of the Assets, other than sales, leases, or dispositions in the usual and ordinary course of business and consistent with prior practice;

     (g) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which ICG is a party and relating to or affecting the Business or the Assets, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business and consistent with prior practice;

     (h) Any labor disputes or disturbances materially affecting in an adverse manner the Business or financial condition of ICG, including, without limitation, the filing of any petition or charge of unfair labor practices with the National Labor Relations Board;

     (i) Any notice (written or unwritten) from any significant employee (as that term is used in Item 401 of Regulation S-K, promulgated under the Securities Act) of ICG that such employee has terminated, or intends to terminate, such employee's employment with ICG;

     (j) Any adverse change in relationships or conditions with vendors or customers that may have an adverse effect on ICG, the Business or the Assets;

     (k) Any waivers of any rights of substantial value by ICG;

     (l) Any other event or condition of any character which adversely affects, or, to ICG's knowledge, may reasonably be expected to so affect, the Assets or the results of operations or financial condition of ICG; or

     (m) Any purchase or lease of or any agreements to purchase or lease capital assets by ICG in excess of $10,000 individually, or in excess of $20,000 in the aggregate.

     Section 6.6  Form S-4.  The information supplied by ICG in writing for
     -----------  --------
inclusion in the Form S-4 to be filed by SBIO with the SEC in connection with the Registered Offering shall not, on the date the Form S-4 is filed with the SEC and at the Time of Closing, contain any statement which, at such time is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time prior to the Time of Closing, any event relating to ICG or any of its affiliates, officers or directors which should be set forth in an amendment to the Form S-4, ICG shall promptly inform SBIO in writing.

     Section 6.7  Conduct of Business.  At all times since March 31, 1996, ICG
     -----------  -------------------
has conducted the Business diligently in the ordinary course thereof and used reasonable commercial efforts to preserve intact the organization of the Business and the goodwill of its customers, suppliers, and others having business relations with it consistent with past practice.

     Section 6.8  Undisclosed Liabilities.  There are no debts, liabilities or
     -----------  -----------------------
obligations with respect to ICG or to which the Assets are subject, liquidated, unliquidated, accrued, absolute, contingent, or otherwise, GAAP or non-GAAP, that are not reflected in the financial statements and the notes thereto contained in ICG's SEC Reports. ICG has not guaranteed the repayment of any obligations of any third party, including affiliates and affiliated entities or persons. SBIO shall only be obligated to retire the Assumed Liabilities.

     Section 6.9  Inventory.  All Inventory of ICG and all items to be delivered
     -----------  ---------
to ICG for Inventory after the Time of Closing that are subject to purchase commitments outstanding at the Time of Closing, consist of items that are or upon delivery will be good and merchantable and of a quality and quantity presently usable and saleable in the ordinary course of business. The Inventory is not stated on the financial statements contained in ICG's SEC Reports in an amount greater than the estimated net realizable value thereof.

     Section 6.10  Accounts and Notes Receivable.  All Accounts reflected on the
     ------------  -----------------------------
financial statements contained in ICG's SEC Reports and which were neither (a) subsequently paid nor (b) reserved against in ICG's March 31, 1996 Form 10-QSB, are (i) valid, genuine and existing, (ii) subject, to ICG's knowledge, to no defenses, setoffs or counterclaims, (iii) current (not more than ninety (90) days past due) and collectible in the ordinary course of business, and (iv) will be paid in full, net of reserves, in the ordinary course of business, less any applicable trade discounts. No person has any lien on such Accounts or any part thereof except liens imposed by operation of law or liens incurred in the ordinary course of business; no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any of such Accounts; and, to ICG's knowledge, no customer of ICG with an Account balance is involved in voluntary or involuntary bankruptcy proceedings or is otherwise insolvent or has notified ICG (or, to the knowledge of employees in ICG's financial department, orally) that such customer will not pay its Account.

     Section 6.11  Properties.  ICG has good and valid title to all property and
     ------------  ----------
Assets, tangible and intangible, purported to be owned by it, including the property and Assets reflected on the financial statements contained in ICG's June 30, 1995 Form 10-KSB (except inventory subsequently sold in the ordinary course of business). All such property and Assets purported to be owned by ICG are free and clear of all mortgages, liens, charges, security interests or other encumbrances of any nature whatsoever except as reflected in the financial statements contained in ICG's SEC Reports and except for liens for current taxes not delinquent, liens imposed by operation of law and liens incurred in the ordinary course of business. All property and Assets, including machinery and equipment, owned, leased or otherwise used by ICG are in good operating condition and repair, reasonable wear and tear excepted, and are suitable and adequate for use in the ordinary course of business and conform in all material respects to all applicable laws. All leases are binding, valid and enforceable in accordance with their terms subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and, to ICG's knowledge, there are no current defaults or events which have occurred with which the giving of notice or lapse of time or both would constitute a material default under any lease. After the Time of Closing, SBIO will be entitled to the continued use and possession of the property leased by it, for the terms specified in such leases and for the purposes for which such property is used. There is no pending or threatened condemnation or similar proceeding affecting any of the real property owned or leased by ICG.

     Section 6.12  Taxes.
     ------------  -----

     (a) All Taxes (as hereinafter defined) due or payable by ICG, and all interest and penalties thereon, whether disputed or not, other than Taxes which are not yet due and payable, have been paid in full. All Tax returns, statements, reports, forms and other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed (and no extension of any filing date applicable thereto has been requested or granted) and were correct and complete in all respects. All deposits required by law to be made by ICG with respect to employees' withholding taxes have been duly made. ICG is not delinquent in the payment of any Tax, assessment or governmental charge or deposit, and ICG does not have any Tax deficiency or claim currently pending, outstanding or asserted against it, and, to ICG's knowledge, there is no basis for any such Tax deficiency or claim. There is no audit currently pending regarding any Taxes and ICG has not extended the period in which any Tax could be assessed or collected.

     (b) No tax is required to be withheld pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") as a result of the transfers contemplated by this Agreement, and ICG is not a person other than a United States person within the meaning of the Code. No recording or filing fees or sales, use, transfer or documentary taxes are payable by SBIO in connection with, or as a result of, the transactions provided for by this Agreement under the laws of the State of Pennsylvania or any political subdivision thereof.

     (c) There are no liens for Taxes upon the Assets except liens for current Taxes not yet due. The unpaid Taxes of ICG do not exceed the reserve for Taxes established on the books and records of ICG. To ICG's knowledge, no governmental entity (a "Taxing Authority") responsible for the imposition of any Tax (domestic or foreign), has asserted jurisdiction to impose any Taxes upon ICG.

     (d) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of ICG that, individually or collectively, could give rise to the payment by ICG of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the assets (including the Assets) of ICG (i) is property that is required to be treated as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. The transactions contemplated herein are not subject to the tax withholding provisions of Code Section 3406, or of Subchapter A of Chapter 3 of the Code or of any other provision of law in any jurisdiction. ICG is not and has never been a member of a group permitted or required to file consolidated Tax returns and is not party to any agreement relating to the payment or sharing of liability for Taxes. ICG has not filed a consent under Section 341(f) of the Code.

     (e) For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in
(i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     Section 6.13  Compliance with Laws.  ICG has complied and is in compliance,
     ------------  --------------------
in all material respects, with all applicable foreign, federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions applicable to the Business. ICG has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from foreign, federal, state, and local government regulatory bodies necessary to carry on the Business as currently conducted, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations, and approvals shall be transferred to SBIO effective as of the Time of Closing, and shall be valid and in full force and effect to the same extent as if ICG were continuing operation of the Business. To the best of ICG's knowledge, there is no order issued, investigation, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal, state, local, or foreign court or governmental agency or instrumentality applicable to the Business.

     Section 6.14  Consents.  The execution and delivery of this Agreement by
     ------------  --------
ICG do not, and the performance of this Agreement by ICG shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other third party, including licensors and lenders, except for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, bulk sales laws and the notification requirements of the HSR Act.

     Section 6.15  Products.  There are no known defects in the design or
     ------------  --------
technology embodied in any product which ICG currently markets, has marketed in the past that impair or are likely to impair the stated use of the product or, in connection with such stated use, is reasonably likely to injure any consumer of the product or third party, except that warranty claims may arise in the normal course of business, for products shipped prior to the Time of Closing, in an aggregate amount of no more than the warranty reserves established on the most recent balance sheet of ICG.

     Section 6.16  Proprietary Rights.
     ------------  ------------------

     (a) Schedule 2.1(e) sets forth all of the items within the categories which define Proprietary Rights (i) which are used in the business of ICG, (ii) which are owned by ICG, or (iii) to which ICG otherwise has rights to license or use. Any of the Proprietary Rights the transfer of which require the execution and filing with an appropriate governmental agency have been so indicated on
Schedule 2.1(e).

     (b) Schedule 2.1(e) sets forth a true and complete list of all contracts, licenses and other agreements to which ICG is a party, which affect any item of ICG Proprietary Rights and which are material to the business of ICG as conducted. Schedule 2.1(e) specifically designates all such contracts, licenses or other agreements (i) pursuant to which ICG is a licensor or licensee of Proprietary Rights, (ii) under which ICG has granted or been granted exclusive rights, and (iii) under which ICG is obligated to pay in excess of (or under which the consideration is reasonably expected to exceed) $25,000 in any one year period.

     (c) (i) ICG either owns or has the exclusive right to use, sell, license and dispose of, to bring actions for the infringement of and otherwise exercise all Proprietary Rights, including Proprietary Rights which comprise trade secret rights, to the extent permitted by law (hereinafter, "Trade Secrets"), free and clear of all encumbrances.

          (ii) ICG has the non-exclusive right to use, sell, license and dispose of all Proprietary Rights listed (on Schedule 2.1(e)) as exceptions to the previous paragraph.

          (iii) ICG has taken all reasonable actions and made all applicable applications and filings pursuant to applicable laws to perfect or protect its interests in all Proprietary Rights, except where the failure to take such actions or make such applications or filings would not have a material adverse effect on ICG's business or materially interfere with the use or enforcement of such Proprietary Rights in the ordinary course of its business.

          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) breach, violate or conflict with any instrument or agreement governing any Proprietary Right, (B) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Proprietary Right, or (C) in any way impair the right of SBIO to use, sell, license or dispose of or to bring any action for the infringement of, any Proprietary Right or any products or technology designed, developed, manufactured, sold or serviced by the Business (collectively, "Products").

           (v) To ICG's knowledge, the manufacture, marketing, license, sale or use of any Products anywhere in the world does not or would not (A) violate any license or agreement with any third party, (B) infringe on any non-patent Proprietary Right of any third party or (C) infringe any third party patent rights. ICG has not, and to its knowledge, no employees have, in the course of their work for ICG, misappropriated any third party trade secrets. There is no claim or litigation pending or, to ICG's knowledge, threatened, contesting the validity, ownership or right to use, sell, license or dispose of any Proprietary Right or claiming that ICG or any of its employees has misappropriated any third party trade secrets, nor, to ICG's knowledge, is there any basis for any such claim.

          (vi) ICG is not aware of any third party infringing on any Proprietary Right where such infringement could materially limit the protection afforded by the Proprietary Rights to the use, sale, license, sublicense or disposition of the Products or prevent the future enforcement of such Proprietary Right.

          (vii) ICG has taken all reasonable steps (including, without limitation, entering into appropriate confidentiality, nondisclosure and noncompetition agreements, the forms of which have been delivered to SBIO or its counsel, with all officers, directors, subcontractors, employees, licensees and entities that serve ICG) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, all Proprietary Rights.

          (viii) All Trade Secrets are presently and as of the Time of Closing will be located at ICG's address as shown in this Agreement and have not been used, divulged or appropriated for the benefit of any person other than ICG or to the detriment of ICG.

     (d) (i) Each of the licenses and agreements listed or required to be listed in Schedule 2.1(e) is in full force and effect and is a valid and enforceable obligation against ICG (to the extent it is a party thereto), and against the other party thereto in accordance with its terms, subject to the effect, if any of (A) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (ii) ICG has in all material respects performed, or is now performing in all material respects, its obligations, and ICG is not in default in any material respect (or would by the lapse of time or the giving of notice or both be in default in any material respect), under any license or agreement listed or required to be listed in Schedule 2.1(e). To ICG's knowledge, no other party to such licenses and agreements is in default in any material respect (or would by the lapse of time or the giving of notice or both, be in default in any material respect) thereunder or has breached in any material respect any terms or provisions thereof.

          (iii) ICG has not received any notice of any claim by, or dispute or controversy with, any third party with respect to any of the licenses or agreements which is listed or required to be listed in Schedule 2.1(e). ICG has not received written notice or warning or, to the knowledge of ICG's management, oral notice or warning of alleged nonperformance, delay in delivery or other noncompliance by ICG with respect to its obligations under any such licenses or agreements.

     Section 6.17  Restrictive Documents or Orders.  ICG is not a party to or
     ------------  -------------------------------
bound under any agreement, contract, order, judgment, or decree, or any similar restriction not of general application which materially adversely affects, or reasonably could be expected to materially adversely affect (i) the continued operation by SBIO of the Business after the Time of Closing on substantially the same basis as said business was theretofore operated, or (ii) the consummation of the transactions contemplated by this Agreement.

     Section 6.18  Contracts and Commitments.
     ------------  -------------------------

     (a) Set forth on Schedule 2.1(c) is a list of all outstanding Contracts, whether or not in writing, to which ICG is a party or to which any of the Assets are subject that may: (i) involve obligations (contingent or otherwise) or unwritten agreements of, or payments to, ICG in excess of $25,000; (ii) involve agreements (written or unwritten) with suppliers and customers of ICG; (iii) involve the license of any Proprietary Rights to or from ICG; (iv) contain provisions restricting and/or affecting the development, manufacture, or distribution of ICG's products or services; (v) relate to any aspect of the Business of ICG in which any other person who was or is an officer, director, or employee of ICG (or any person, firm, partnership, trust, or corporation affiliated with any such persons or any family members of such persons) have a material interest; or (vi) involve agreements (written or unwritten) on which the Business is materially dependent.

     (b) ICG has performed all of its obligations under the terms of each Contract listed in Schedule 2.1(c) to which it is a party, and is not in default thereunder. No event or omission has occurred which but for the giving of notice or lapse of time or both would constitute a default by any party thereto under any such Contract, where such default by any party (other than ICG) could have an adverse impact on the results of operations or financial condition or prospects of ICG, the Business or the Assets. Each such Contract is valid and binding on all parties thereto and in full force and effect, subject to the effect, if any of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. ICG has received no notice of default, cancellation, or termination in connection with any such Contract.

     Section 6.19  Assets.  The Assets include all intellectual property,
     ------------  ------
inventory and all other property in which ICG has any right, title and interest. The Assets include all the assets (whether or not owned by ICG) necessary to operate the Business in the same manner as the Business was operated by ICG prior to the Time of Closing. The Assets are suitable for the purpose or purposes for which they are being used, are in good operating condition and in reasonable repair, and free from any known defects, except such minor defects as do not interfere with the continued use thereof. Each tangible Asset has been serviced and maintained in accordance with customary industry practices.
Subject to normal wear and tear, such plants, facilities, machinery, and equipment whose customary use is the production of products are capable of and are producing sound and merchantable products.

     Section 6.20  Insurance.  Schedule 2.1(l) lists all insurance policies and
     ------------  ---------
fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of ICG. There is no claim by ICG pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and, to ICG's knowledge, ICG is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To ICG's knowledge, such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of ICG. ICG does not know of any threatened termination of or material premium increase with respect to, any of such policies. SBIO shall be entitled to the benefit of each such policy upon the consummation of the transactions contemplated hereby.

     Section 6.21  Product Warranties and Product Liability.  ICG has delivered
     ------------  ----------------------------------------
to SBIO copies of its warranty policies and all outstanding warranties or guarantees relating to any of ICG's products other than warranties or guarantees implied by law. ICG is not aware of any claim asserting (a) any damage, loss or injury caused by any Product, or (b) any breach of any express or implied product warranty or any other similar claim with respect to any Product other than standard warranty obligations (to replace, repair or refund) made by ICG in the ordinary course of business, except for those claims that, if adversely determined against the Business, would not have a material adverse change on the results of operations or financial condition of ICG, the Business or the Assets.

     Section 6.22  Litigation.  There is no claim, investigation, litigation,
     ------------  ----------
action, suit, or proceeding, administrative or judicial, pending or, to ICG's knowledge, threatened against ICG or any officer or director of ICG, or involving the Assets, at law or in equity, before any federal, state, local, or foreign court, or regulatory agency, or other governmental authority, including, without limitation, any unfair labor practice or grievance proceedings or otherwise. ICG has not received any complaints from any of its customers or suppliers within the last twelve months, which will individually or in the aggregate have any adverse effect on the Business, Assets, prospects, operations, employee relations, rights or condition of ICG.

     Section 6.23  No Conflict or Default.  Neither the execution and delivery
     ------------  ----------------------
of this Agreement, nor compliance with the terms and provisions hereof and thereof, including without limitation, the consummation of the transactions contemplated hereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of ICG's Articles of Incorporation or Bylaws, as presently in effect, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which ICG is a party or by which it or any of the Assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

     Section 6.24  Labor Relations.
     ------------  ---------------

     (a) With respect to the Business, ICG has not failed to comply in any respect with Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, all appli cable federal, state, and local laws, rules, and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

     (b) There are no labor controversies pending or threatened between ICG and any of its employees or any labor union or other collective bargaining unit representing any of the employees.

     (c) ICG has never entered into a collective bargaining agreement or other labor union contract relating to the Business and applicable to the employees.

     (d) There are no written employment or separation agreements, or oral employment or separation agreements other than those establishing an "at-will" employment relationship between ICG and any of the employees.

     Section 6.25  Employee Benefit Plans.
     ------------  ----------------------

     (a) The ICG Disclosure Letter lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of ICG, any trade or business (whether or not incorporated) which is a member or which is under common control with ICG (an "ERISA Affiliate") within the meaning of Section 414 of the Code (together, the "Employee Plans"), and a copy of each such Employee Plan has been provided to SBIO.

     (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of ICG; (iii) all Employee Plans are in compliance in all respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and ICG has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify and a favorable determination letter with respect to each such Employee Plan and trust has been received from the Internal Revenue Service (the "IRS"), and nothing has occurred which is reasonably likely to cause the loss of such qualification or exemption; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty

(30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Employee Plan is covered by, and ICG has not incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code.

     Section 6.26  Brokers' and Finders' Fees/Contractual Limitations.  ICG is
     ------------  --------------------------------------------------
not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby. ICG shall indemnify and hold harmless the other parties from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party. Neither ICG, nor any officer, director, employee, agent or representative of ICG (collectively "ICG Representatives") are or have been subject to any agreement, letter of intent, or under standing of any kind which prohibits, limits, or restricts ICG or the ICG Representatives from negotiating, entering into and consummating this Agreement and the transactions contemplated hereby.

     Section 6.27  Interested Party Relationships.  Neither ICG nor, to ICG's
     ------------  ------------------------------
knowledge, any officer or director or family member thereof, or any corporation, partnership, or other entity which, directly or indirectly, alone or together with others, controls, is controlled by, or is in common control with any officer and director or family member thereof has any material financial interest, direct or indirect, in any material supplier or customer, any party to any contract which is material to the Business, or any competitor with the Business.

     Section 6.28  Environmental Matters.  ICG (i) has obtained all applicable
     ------------  ---------------------
permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by ICG (or its agents); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorization, and also is, to ICG's knowledge, in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from ICG's (or any of its agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material waste; (iv) has taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by ICG (or any of its agents) thereunder; and (v) is not aware of any contaminated soil or groundwater at any of the properties owned or operated, leased or previously owned or leased by ICG. ICG has disclosed to SBIO in the ICG Disclosure Letter (i) all permits relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by ICG (or its agents) it holds as of the date hereof, and (ii) all documents relating to tests previously conducted or to be conducted in the future for potential contamination at any of ICG's facilities, whether owned or leased, including soil and water tests.

     Section 6.29  Certain Payments.  In connection with the Business, ICG has
     ------------  ----------------
not and no person directly or indirectly on behalf of ICG has made or received any payment that was not legal to make or receive.

     Section 6.30  Books and Records.  The books and records of ICG to which
     ------------  -----------------
SBIO and its accountants and attorneys have been given access are the true books and records of ICG and truly and fairly reflect the underlying facts and transactions in all material respects.

     Section 6.31  Customers and Suppliers.     ICG is neither aware nor has any
     ------------  -----------------------
reason to believe that any of ICG's ten largest customers and ten largest suppliers during the twelve months ended June 30, 1996 (determined on the basis of both revenues and bookings during such period) has terminated, or intends to materially reduce or terminate, the amount of its business with ICG, and ICG has no reason to believe that such termination or alteration would occur as a result of the consummation of this Agreement.

     Section 6.32  Complete Disclosure.  The copies of all instruments,
     ------------  -------------------
agreements, other documents and written information delivered by ICG to SBIO or its counsel are and will be complete and correct in all material respects as of the date of delivery thereof. No representations or warranties made by ICG in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by ICG or its representatives to SBIO pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no presently existing event, fact or condition that adversely affects the Business, Assets, ICG's financial condition or prospects, or that could reasonably be expected to do so, which has not been set forth in this Agreement or the exhibits hereto or otherwise disclosed by ICG to SBIO in writing at the Time of

Closing.

     Section 6.33  No Reliance on Forecasts.  In the negotiation and
     ------------  ------------------------
consideration of the transactions contemplated by this Agreement, ICG and its Board of Directors have not relied upon any information or documents concerning SBIO and its business or financial results except: (i) information and documents that are publicly available, (ii) representations and warranties made by SBIO in this Agreement and (iii) disclosure of interim financial results made pursuant to this Agreement. In the course of negotiations, SBIO and ICG exchanged information regarding hypothetical situations, based on various assumptions, of the results of operations of the combined companies and possible market prices for SBIO's Common Stock. ICG makes no representation or warranty regarding any such hypothetical situations provided by it, including those that may contain forecasts or projections of its future operating results, and ICG disclaims reliance on any such hypothetical situations provided by SBIO or third parties.


                                  ARTICLE VII.

                   REPRESENTATIONS AND WARRANTIES OF S.R. ONE
                   ------------------------------------------

     S.R. One hereby represents and warrants to SBIO as follows:

     Section 7.1  Authorization.  S.R. One has full power and authority to enter
     -----------  -------------
into this Agreement. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

     Section 7.2  Consents.  The execution and delivery of this Agreement by
     -----------  --------
S.R. One do not, and the performance of this Agreement by S.R. One shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other third party.

     Section 7.3  Purchase Entirely for Own Account.  The Unregistered
     -----------  ---------------------------------
Securities will be acquired for S.R. One's own account and without a view to the resale or distribution of any part thereof, and S.R. One has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, S.R. One further represents that S.R. One does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Unregistered Securities.

     Section 7.4  Disclosure of Information.  S.R. One believes it has received
     -----------  -------------------------
all the information it considers necessary or appropriate for deciding whether to purchase the Unregistered Securities. S.R. One further has had an opportunity to ask questions and receive answers from SBIO regarding the terms and conditions of the offering of the Unregistered Securities. S.R. One has determined that it does not require contractual access rights of the kind set forth in Section 9.4.

     Section 7.5  Investment Experience.  S.R. One is able to fend for itself,
     -----------  ---------------------
can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Unregistered Securities. S.R. One has not been organized for the purpose of acquiring the Unregistered Securities.

     Section 7.6  Accredited Investor.  S.R. One is an "accredited investor" as
     -----------  -------------------
such term is defined in Rule 501(a) promulgated under the Securities Act.

     Section 7.7  Restricted Securities.  S.R. One understands that the
     -----------  ---------------------
Unregistered Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from SBIO in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.
In this connection, S.R. One represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     Section 7.8  Broker Fees.  It is not obligated to pay any fees or expenses
     -----------  -----------
of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any of the transactions contemplated hereby. S.R. One shall indemnify and hold harmless the other parties from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     Section 7.9  No Contrary Knowledge.  To S.R. One's best knowledge, all the
     -----------  ---------------------
representations and warranties of ICG in this Agreement are true, correct and complete. The parties acknowledge that S.R. One did not conduct any special investigation of ICG's affairs in connection with this Agreement in order to verify the representations and warranties of ICG in this Agreement.

     Section 7.10  No Reliance on Forecasts.  In the negotiation and
     ------------  ------------------------
consideration of the transactions contemplated by this Agreement, S.R. One has not relied upon any information or documents concerning SBIO and its business or financial results except: (i) information and documents that are publicly available, (ii) representations and warranties made by SBIO in this Agreement and (iii) disclosure of interim financial results made pursuant to this Agreement. In the course of negotiations, SBIO and ICG and S.R. One exchanged information regarding hypothetical situations, based on various assumptions, of the results of operations of the combined companies and possible market prices for SBIO's Common Stock. S.R. One disclaims reliance on any such hypothetical situations provided by SBIO or third parties.

                                 ARTICLE VIII.

                           CORPORATE SECURITIES LAWS
                           -------------------------

     Section 8.1  California Commissioner of Corporations.  THE SALE OF THE
     -----------  ---------------------------------------
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                                  ARTICLE IX.

                                   COVENANTS
                                   ---------

     Section 9.1  Standstill Provision.  S.R. One (for it and its affiliates)
     -----------  --------------------
agrees during the time from the date of this Agreement until the fifth anniversary of the S.R. One Closing not to, without express prior written consent of the Board of Directors of SBIO, acquire any equity securities of SBIO except (i) its pro rata distribution of the Shares upon liquidation of ICG, (ii) the Common Stock of SBIO purchased pursuant to this Agreement, (iii) upon exercise of any Warrants held by S.R. One or (iv) issuances of any securities upon stock splits or stock dividends with respect to any equity securities of SBIO.

     Section 9.2  Maintenance of Business.
     -----------  -----------------------

     (a) During the period from the date hereof through the Time of Closing, ICG shall carry on and use its best efforts to preserve the Business, maintain all equipment and machinery in good working order, discharge and maintain current obligations with respect to any employee withholding taxes, comply with the Securities Act and Exchange Act, preserve inventories of necessary supplies at proper levels, keep available the services of present officers and key employees and preserve relationships with customers, suppliers and others having dealings with ICG. ICG shall not, except as expressly permitted herein, (i) enter into agreements or contracts of employment or terminate the employment of any engineering or technical personnel or other key employees except for cause; (ii) alter any employee or personnel benefits; (iii) dispose of any Assets (other than in the ordinary course and subject to the obligation to maintain proper inventory levels) or acquire or newly lease any assets in excess of $10,000 individually, or $20,000 in the aggregate; (iv) make any capital improvements, additions or expenditures; (v) incur any liabilities or obligations (other than in the ordinary course of business), except for ICG's currently contemplated convertible note financing of up to $750,000; (vi) declare any distribution or dividends of any kind, or (vii) repurchase or otherwise acquire any shares of its capital stock.

     (b) During the period from the date hereof through the Time of Closing, ICG agrees to advise SBIO of any material operating decisions. Notwithstanding the foregoing, ICG acknowledges that such operating decisions shall be made independently and ICG shall be solely responsible for implementation, consequences, and liabilities, if any.

     (c) ICG will assist SBIO in determining the Contracts that are material to the operations of the Business and assist SBIO in establishing separate agreements with the other parties to such Contracts.

     Section 9.3  Access to ICG Information.
     -----------  -------------------------

     (a) ICG will give SBIO and its accountants, legal counsel and other represen tatives full access, during normal business hours and upon reasonable notice, to all of the properties, books, contracts, commitments, and records relating to the Business and the Assets, and ICG will furnish to SBIO, its accountants, legal counsel, and other representatives during such period all such information concerning the Business or the Assets as SBIO may request; provided, that any furnishing of such information pursuant hereto or any investigation by SBIO shall not affect SBIO's right to rely on the representations, warranties, agreements and covenants made by ICG in this Agreement. ICG shall cause ICG's accountants to cooperate with SBIO in auditing the financial statements of ICG's Business, but not limited to, executing any and all representation or other letters or agreements required by SBIO's accountants. ICG shall cause its accountants to consent in writing or agree to consent in writing to the inclusion of ICG's financial statements in SBIO's Report on Form 8-K within the applicable time for filing. ICG shall provide to SBIO's counsel drafts of all written communications with stockholders and the SEC and prospective filings with the SEC for comment prior to their distribution to the SEC and the stockholders. SBIO hereby acknowledges that it has obtained and continues to obtain knowledge of and access to confidential and valuable business information relating to ICG not generally known by or available to the general public and in connection therewith agreed to be bound by the confidentiality agreement dated January 29, 1996 and that such information shall be deemed confidential information.

     (b) In connection with its ownership and operation of the Business and Assets, ICG has obtained confidential information relating to the trade secrets, business, operations, properties, assets, products, condition (financial and otherwise), liabilities, employee relations, customer, supplier and distributor relations and prospects of the Business and Assets. Following the Time of Closing, ICG shall treat such information as confidential, preserve the confidentiality thereof, not duplicate or use such information, and instruct its employees who have that access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter, disclosed by SBIO, in a manner making it available to the general public. ICG shall use the same methods to safeguard such information as it uses to protect its own confidential and proprietary information.

     Section 9.4  Access to SBIO Information.  SBIO will give S.R. One and ICG
     -----------  --------------------------
and their accountants, legal counsel and other representatives full access, during normal business hours and upon reasonable notice, to all of the properties, books, contracts, commitments, and records relating to the business of SBIO, and SBIO will furnish to S.R. One and ICG, their accountants, legal counsel, and other representatives during such period all such information concerning the business of SBIO as S.R. One and ICG may request; provided, that any furnishing of such information pursuant hereto or any investigation by S.R. One and ICG shall not affect S.R. One's or ICG's right to rely on the representations, warranties, agreements and covenants made by SBIO in this Agreement. SBIO shall cause SBIO's accountants to cooperate with S.R. One and ICG in the event S.R. One or ICG audits the financial statements of SBIO's business, but not limited to, executing any and all representation or other letters or agreements required by ICG's accountants. SBIO shall provide to ICG's counsel drafts of all written communications with shareholders and the SEC and prospective filings with the SEC for comment prior to their distribution to the SEC and the shareholders. S.R. One and ICG hereby acknowledge that they have obtained and continue to obtain knowledge of and access to confidential and valuable business information relating to SBIO not generally known by or available to the general public, in connection therewith ICG has agreed to be bound by the confidentiality agreement dated January 29, 1996 and S.R. One has agreed to be bound by the confidentiality agreement dated July 22, 1996, and that such information shall be deemed confidential information.

     Section 9.5  Meetings of Stockholders.
     -----------  ------------------------

     (a) ICG shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the ICG Stockholders Meeting as soon as practicable following the effectiveness of the Form S-4. ICG shall not postpone or adjourn (other than for the absence of a quorum) the ICG Stockholders Meeting without the consent of SBIO. ICG shall use its best efforts to solicit from stockholders of ICG proxies in favor of the Agreement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware law to effect the transactions contemplated hereby (including, without limitation, changing its name to something altogether dissimilar from "International Canine Genetics, Inc.").

     (b) Given the possibility that a vote of the shareholders of SBIO to consider and approve the sale of the Assets is required by law, SBIO shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the SBIO Shareholders Meeting as soon as practicable following the effectiveness of the Form S-4. SBIO shall not postpone or adjourn (other than for the absence of a quorum) the SBIO Shareholders Meeting without the consent of ICG. SBIO shall use its best efforts to solicit from shareholders of SBIO proxies in favor of the Agreement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by California law to effect the transactions contemplated hereby; provided, however, if SBIO shareholder approval is not required by law or by Nasdaq National Market rules, SBIO need not obtain the shareholder approval.

     Section 9.6  Breach of Representations and Warranties.  Each of SBIO, ICG
     -----------  ----------------------------------------
and S.R. One shall not take any action that would breach or cause to be inaccurate any of the representations and warranties set forth in Article V, VI or VII, as the case may be. Promptly after becoming aware of the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, ICG or S.R. One, as the case may be, shall give detailed written notice thereof to SBIO, or SBIO shall give detailed written notice thereof to ICG or S.R. One, as the case may be, and the party or parties shall use its or their best efforts to prevent or remedy such breach or inaccuracy promptly.

     Section 9.7  Best Efforts.  Each of S.R. One and SBIO shall use its best
     -----------  ------------
efforts to effectuate their transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the S.R. One Closing under this Agreement. Each of ICG and SBIO shall use its best efforts to effectuate their transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the ICG Closing under this Agreement.

     Section 9.8  Tax Returns.  ICG shall timely file all tax returns, reports
     -----------  -----------
and information statements (taking into account valid extensions of time to file) required to be filed by it and shall provide SBIO with a reasonable opportunity to review such documents prior to their filing.

     Section 9.9  Employment Offers.  SBIO may offer employment to those
     -----------  -----------------
employees of ICG as SBIO, in it sole and absolute discretion, shall select, such offers of employment to be contingent on the ICG Closing. SBIO need not agree to maintain such employment for any particular period of time and, if such offers are accepted, such employees will be employed on an "at will" basis. Notwithstanding the foregoing, SBIO covenants to use its best efforts to negotiate a mutually satisfactory employment agreement with Paul A. Rosinack which shall include the substantive terms set forth in that certain term sheet between SBIO and Paul A. Rosinack dated July 22, 1996, for employment by SBIO as a Vice President and officer of SBIO, such employment to commence upon the consummation of the ICG Closing.

     Section 9.10  COBRA.  ICG shall comply with the health care continuation
     ------------  -----
coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to employees of ICG who are terminated by ICG on or before or after the Time of Closing. SBIO shall provide, without charge, administrative assistance to ICG in connection with ICG's compliance.

     Section 9.11  Other Discussions ("No-Shop").  From the date hereof until
     ------------  -----------------------------
the Time of Closing, neither ICG, nor any of its representatives on its behalf, shall

(i) directly or indirectly through any other party initiate, encourage or engage in any negotiations with or provide any information to any other person, firm or corporation with respect to an acquisition transaction involving ICG or the Business, (ii) directly or indirectly through any other party solicit any proposal relating to the acquisition of, or other major transaction involving, the Business. If ICG or any such representatives receives any inquiries from another party relating to any proposed disposition of the Business or the Assets following the date hereof, ICG shall promptly (i) advise such party that ICG is not entitled to enter into any such discussions or negotiations and (ii) notify SBIO in writing of such inquiry.

     Section 9.12  Mail and Receivables Payments.  From and after the Time of
     ------------  -----------------------------
Closing, ICG shall endorse any check or any other evidence of indebtedness or payment received by ICG on account of any Accounts after the Time of Closing to the order of SBIO or take other appropriate actions and shall promptly forward such payment to SBIO no later than five (5) business days after actual receipt by ICG. SBIO and ICG shall each provide to the other all the cooperation which the other may reasonably request in connection with the collection of the Accounts.

     Section 9.13  Notification of Noncompliance.  Until the Time of Closing
     ------------  -----------------------------
each party shall give prompt detailed notice to the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which causes or would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of S.R. One or SBIO or ICG, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 9.14  Further Action.  Upon the terms and subject to the conditions
     ------------  --------------
hereto, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     Section 9.15  Covenants Against Disclosure.  The parties agree to maintain
     ------------  ----------------------------
the confidentiality of the terms and conditions of this Agreement. No party shall disseminate (except to the parties to this Agreement) any press release or announcement concerning the transactions contemplated by this Agreement or the parties hereto without the prior written consent of S.R. One, ICG and SBIO, unless required by law, statutes, rule or regulation, in which case each such public dissemination should be jointly prepared by S.R. One, ICG and SBIO.

     Section 9.16  Bulk Transfer Laws.  ICG shall comply with any applicable
     ------------  ------------------
state
bulk transfer laws (collectively, the "Bulk Sales Provisions") prior to the Time of Closing and shall provide SBIO with written documentation of such compliance.

     Section 9.17  Registered Options.  SBIO shall cause the Option Shares to be
     ------------  ------------------
registered under the Securities Act on Form S-8 at or promptly after the Time of Closing.

     Section 9.18  Change and Use of Name.  From and after the Time of Closing,
     ------------  ----------------------
ICG shall refrain from any use of the words "International Canine Genetics" or any variation thereof in connection with its business or otherwise.

     Section 9.19  Liquidation and Distribution of Shares.  It is understood
     ------------  --------------------------------------
that after the Time of Closing, ICG may choose to liquidate and dissolve and distribute the Shares to its stockholders; provided however, that ICG shall not do so at such time or in such a way as to render the purchase and sale of the Assets a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

     Section 9.20  Designation of Director.  It is understood that for so long
     ------------  -----------------------
as S.R. One holds at least 10% of the outstanding Common Stock of SBIO, one designee of S.R. One (reasonably acceptable to SBIO) shall be included on SBIO's official Board of Directors nominees slate in the proxy materials for each annual meeting of shareholders of SBIO. For 1996, the person appointed to SBIO's Board of Directors pursuant to Section 12.2(i) shall be deemed to be S.R. One's designee.

     Section 9.21  Resale of the Shares by ICG.  SBIO and ICG agree that ICG may
     ------------  ---------------------------
(subject to Rule 145) sell Shares after the Time of Closing and prior to liquidation of ICG, but only to the extent required in order to pay actual costs incurred in connection with this Agreement, the transactions contemplated by this Agreement, and the post-Time of Closing shutdown and liquidation of ICG.


                                   ARTICLE X.

                                    CLOSINGS
                                    --------

     Section 10.1  Time of Closing.  The SBIO/ICG transactions contemplated by
     ------------  ---------------
this Agreement shall be completed at 11:00 a.m. Pacific Time on the first practicable date after (but in no event more than two days after) the satisfaction of the Article XII closing conditions, unless otherwise agreed to in writing by SBIO and ICG (the "Time of Closing"). SBIO and ICG agree to use their reasonable best efforts to cause the Time of Closing to occur by September 16, 1996. The S.R. One Closing shall take place one hour prior to the Time of Closing. The S.R. One Closing and the ICG Closing shall take place at the offices of SBIO, 11011 Via Frontera, San Diego, California 92127, or at such other place or date as may be agreed to in writing by SBIO and S.R. One and by SBIO and ICG, as the case may be. The "ICG Closing" shall mean the deliveries to be made by SBIO and ICG at the Time of Closing in accordance with this Agreement.

     Section 10.2  Closing of the Sale and Issuance of Common Stock to S.R. One.
     ------------  ------------------------------------------------------------

     (a) At the S.R. One Closing, SBIO shall deliver, or cause to be delivered, to S.R. One all duly and properly executed, the following:

          (i) Stock Certificate for the Unregistered Securities.

          (ii) The Investor's Rights Agreement, in the form attached hereto as
Exhibit 10.2 (the "Investor's Rights Agreement").

     (b) At the S.R. One Closing, S.R. One shall deliver, or cause to be delivered, to SBIO, all duly and properly executed, the following:

          (i)  $1,000,000.

          (ii) The Investor's Rights Agreement.

     Section 10.3  Closing of the Sale of Assets.
     ------------  -----------------------------

     (a) At the ICG Closing, ICG shall deliver to SBIO, all duly and properly executed, the following:

          (i) A good and sufficient Bill of Sale for the Assets in the form attached hereto as Exhibit 10.3(a)(i), selling, delivering, transferring, and assigning to SBIO title to all of ICG's right, title, and interest to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, and restrictions of any nature whatsoever.

          (ii) Good and sufficient supplementary assignments of all rights, title and interest in the Proprietary Rights in the form satisfactory to SBIO and its counsel.

          (iii) Valid assignments for all Contracts and other third party or governmental consents necessary in order for SBIO to operate the Business.

          (iv) Resale certificates for the resale of items of Inventory.

          (v) An affidavit of ICG stating, under penalty of perjury, ICG's United States taxpayer identification number and that ICG is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

     (b) At the ICG Closing, SBIO shall deliver, or cause to be delivered, to ICG, all duly and properly executed, the following:

          (i)  The Shares.

          (ii) A Pennsylvania exemption certificate designed to enable ICG to avoid Pennsylvania sales tax on the sale of the Inventory to SBIO on the basis of SBIO's resale intent.

     (c) At or after the Time of Closing, each of SBIO and ICG shall prepare, execute, and deliver, at the preparer's expense, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to perfect, confirm, or evidence in SBIO title to all or any part of the Assets or to consummate, in any other manner, the terms and provisions of this Agreement.


                                  ARTICLE XI.

             CONDITIONS PRECEDENT TO OBLIGATIONS (S.R. ONE CLOSING)
             ------------------------------------------------------

     Section 11.1  Conditions to Obligations of S.R. One.  Each and every
     ------------  -------------------------------------
obligation of S.R. One to be performed at the S.R. One Closing shall be subject to the satisfaction as of or before one hour prior to the Time of Closing of the following conditions (unless waived in writing by S.R. One):

     (a) Representations and Warranties Correct.  The representations and
         --------------------------------------
warranties made by SBIO in Article V hereof shall have been in all material respects true and correct when made, and shall be in all material respects true and correct at the S.R. One Closing with the same force and effect as if they had been made on and as of said date.

     (b) Covenants.  All covenants, agreements and conditions contained in this
         ---------
Agreement to be performed by SBIO on or prior to the time of the S.R. One Closing shall have been performed or complied with in all material respects.

     (c) Opinion of SBIO's Counsel.  S.R. One shall have received from Brobeck,
         -------------------------
Phleger & Harrison LLP, counsel for SBIO, an opinion, dated as of the date of the S.R. One Closing, in substantially the form attached hereto as Exhibit 11.1.

     (d) Substantive Deliverables.  S.R. One shall have received all items
         ------------------------
specified in Section 10.2(a).

     Section 11.2  Conditions to Obligations of SBIO.  Each and every obligation
     ------------  ---------------------------------
of SBIO to be performed at the S.R. One Closing shall be subject to the satisfaction as of or before one hour prior to the Time of Closing of the following conditions (unless waived in writing by SBIO):

     (a) Representations and Warranties Correct.  The representations and
         --------------------------------------
warranties made by S.R. One in Article VII hereof shall have been in all material respects true and correct when made, and shall be in all material respects true and correct as of the S.R. One Closing with the same force and effect as if they had been made on and as of said time.

     (b) Covenants.  All covenants, agreements and conditions contained in this
         ---------
Agreement to be performed by S.R. One on or prior to the S.R. One Closing shall have been performed or complied with in all material respects.

     (c) No Law Prohibiting or Restricting Sale.  There shall not be in effect
         --------------------------------------
any law, rule or regulation prohibiting or restricting the sale, or requiring any consent or approval of any person which shall not have been obtained, to issue the Unregistered Securities to S.R. One.

     (d) Substantive Deliverables.  SBIO shall have received all items specified
         ------------------------
in Section 10.2(b).


                                  ARTICLE XII.

               CONDITIONS PRECEDENT TO OBLIGATIONS (ICG CLOSING)
               -------------------------------------------------

     Section 12.1  Conditions to Obligations of SBIO.  Each and every obligation
     ------------  ---------------------------------
of SBIO to be performed at the ICG Closing shall be subject to the satisfaction as of or before the Time of Closing of the following conditions (unless waived in writing by SBIO):

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
ICG set forth in this Agreement shall have been in all material respects true and correct when made and shall be in all material respects true and correct at and as of the Time of Closing as if such representations and warranties were made as of such date and time.

     (b) Performance of Agreement.  All covenants, conditions, and other
         ------------------------
obligations set forth in this Agreement which are to be performed or complied with by ICG, including Board of Directors and stockholder approval, shall have been in all material respects performed and complied with at or prior to the Time of Closing.

     (c) Absence of Governmental or Other Objection.  There shall be no pending
         ------------------------------------------
or threatened lawsuit challenging the transaction by any body or agency of the federal, state, or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Time of Closing and any applicable waiting period under any applicable federal law shall have expired. Any and all filings under applicable Bulk Sales Provisions shall have been timely made and have been completed.

     (d) Certificate of President.  ICG shall have delivered to SBIO a
         ------------------------
certificate executed by its President, dated the date of the ICG Closing, to the effect that the conditions set forth in subsections (a)-(c) of this Section 12.1 have been satisfied.

     (e) Evidence of Title.  ICG shall provide to SBIO's satisfaction at the
         -----------------
Time of Closing termination statements of security interests from all secured creditors and releases of related liens.

     (f) Board and Stockholder Approval.  The Board of Directors and
         ------------------------------
stockholders of ICG shall have approved this Agreement. The Board of Directors and, if required by law or the rules and regulations of the Nasdaq National Market, the shareholders of SBIO shall have approved this Agreement.

     (g) Legal Opinion.  SBIO shall have received from McCausland, Keen &
         -------------
Buckman, counsel to ICG, an opinion, dated the date of the ICG Closing, in substantially the form attached hereto as Exhibit 12.1.

     (h) SEC Registration.  The SEC shall have declared the Form S-4 effective,
         ----------------
and no stop order shall have been issued with respect to the Form S-4.

     (i) Licenses.  SBIO shall have received all licenses from all appropriate
         --------
governmental agencies or third parties to operate the Business in the same manner as ICG operated the Business prior to the Time of Closing.

     (j) Due Diligence Investigation.  SBIO shall be satisfied in its reasonable
         ---------------------------
business judgment with the results of its due diligence investigation of ICG.

     (k) Approval of Documentation.  The form and substance of all certificates,
         -------------------------
instruments, opinions, and other documents delivered or to be delivered to SBIO under this Agreement shall be satisfactory to SBIO and its counsel in all reasonable respects.

     (l) S.R. One Closing.  The S.R. One Closing shall have occurred.
         ----------------

     (m) Substantive Deliverables.  SBIO shall have received all items specified
         ------------------------
in Section 10.3(a).

     Section 12.2  Conditions to Obligations of ICG.  Each and every obligation
     ------------  --------------------------------
of ICG to be performed at the Time of Closing shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by ICG):

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
SBIO set forth in this Agreement shall have been in all material respects true and correct when made and shall be in all material respects true and correct at and as of the Time of Closing as if such representations and warranties were made as of such date and time.

     (b) Performance of Agreement.  All covenants, conditions, and other
         ------------------------
obligations set forth in this Agreement which are to be performed or complied with by SBIO shall have been in all material respects performed and complied with at or prior to the Time of Closing.

     (c) Absence of Governmental or Other Objection.  There shall be no pending
         ------------------------------------------
or threatened lawsuit challenging the transaction by any body or agency of the federal, state, or local government, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Time of Closing.

     (d) Certificate of President.  SBIO shall have delivered to ICG a
         ------------------------
certificate executed by its President, dated the date of the ICG Closing to the effect that the conditions set forth in subsections (a)-(c) of this Section 12.2 have been satisfied.

     (e) Legal Opinion.  ICG shall have received from Brobeck, Phleger &
         -------------
Harrison LLP, counsel to SBIO, an opinion, dated the date of the ICG Closing, in substantially the form attached hereto as Exhibit 12.2.

     (f) Board and Stockholder Approval.  The Board of Directors and
         ------------------------------
stockholders of ICG shall have approved this Agreement. The Board of Directors and, if required by law or the rules and regulations of the Nasdaq National Market, the shareholders of SBIO shall have approved this Agreement.

     (g) Nasdaq National Market Listing.  The Shares issuable to ICG pursuant to
         ------------------------------
this Agreement shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

     (h) SEC Registration.  The SEC shall have declared the Form S-4 effective,
         ----------------
and no stop order shall have been issued with respect to the Form S-4.

     (i) Appointment of Director.  A mutually agreeable designee of ICG shall
         -----------------------
have been appointed to the Board of Directors of SBIO effective as of the Time of Closing.

     (j) Substantive Deliverables.  ICG shall have received all items specified
         ------------------------
in Section 10.3(b).

                                 ARTICLE XIII.

                              ICG'S HOLD-HARMLESS
                              -------------------

     Section 13.1  Excluded Liabilities.  For the consideration set forth in
     ------------  --------------------
Article IV herein, ICG waives and releases and agrees to hold harmless SBIO and its successors, officers, directors, affiliates, agents, employees and/or assigns and covenants not to sue or otherwise institute or cause to be instituted or in any way participate in (except at the request of SBIO or as required by legal process) legal or administrative proceedings against SBIO and its successors, officers, directors, affiliates, agents, employees and/or agents with respect to any matter of any kind arising out of, relating to or connected with any Excluded Liabilities.

     This waiver and release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, arising from the Excluded Liabilities. ICG acknowledges that any and all rights granted to such ICG under Section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived. Said
Section 1542 of the Civil Code of the State of California reads as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          This Section 13.1 shall constitute a complete defense to any claim released herein.


                                  ARTICLE XIV.

                                INDEMNIFICATION
                                ---------------

     Section 14.1  Survival of Representations, Warranties, Covenants and
     ------------  ------------------------------------------------------
Agreements.
- ----------

     (a) Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of any party to this Agreement, all representations, warranties, covenants, and agreements of each party in this Agreement shall survive for a period of two years the execution, delivery, and performance of this Agreement. No investigation made by or on behalf of SBIO with respect to ICG or S.R. One, or by or on behalf of ICG or S.R. One with respect to SBIO, shall be deemed to affect SBIO's (or ICG's or S.R. One's, as the case may be) reliance on the representations, warranties, covenants and agreements made by ICG and/or S.R. One (or by SBIO, as the case may be) contained in this Agreement and shall not be a waiver of SBIO's (or ICG's or S.R.

One's, as the case may be) rights to indemnity as herein provided for the breach or inaccuracy of or failure to perform or comply with any of ICG's or S.R. One's (or SBIO's, as the case may be) representations, warranties, covenants or agreements under this Agreement. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the S.R. One Closing (as to SBIO and S.R. One) or at and as of the Time of Closing (as to SBIO and ICG).

     (b) As used in this Article XIV, any reference to a representation, warranty, agreement or covenant contained in any section of this Agreement shall include the schedule and/or disclosure in a Disclosure Letter relating to such section.

     (c) Nothing in this Agreement shall be construed as limiting in any way the remedies that may be available to a party in the event of fraud relating to the representations, warranties, agreements or covenants made by any other party in this Agreement.

     Section 14.2  Indemnification.
     ------------  ---------------

     (a) Subject to the limitations set forth in the Section 14.5, S.R. One hereby agrees to indemnify, defend and hold harmless SBIO and its affiliates against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, and causes of action, assessments, costs, and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Claims"), asserted against, resulting from, imposed upon, or incurred or suffered by SBIO and its affiliates, directly or indirectly, as a result of or arising from or in connection with any inaccuracy in or breach or nonfulfillment of or noncompliance with any of the representations, warranties, covenants, or agreements made by S.R. One in this Agreement or any facts or circumstances constituting such an inaccuracy, breach, nonfulfillment or noncompliance.

     (b) Subject to the limitations set forth in the Section 14.5, ICG hereby agrees to indemnify, defend and hold harmless SBIO and its affiliates against any and all Claims, asserted against, resulting from, imposed upon, or incurred or suffered by SBIO and its affiliates, directly or indirectly, as a result of or arising from or in connection with:

          (i) any inaccuracy in or breach or nonfulfillment of or noncompliance with any of the representations, warranties, covenants or agreements made by ICG in this Agreement or any facts or circumstances constituting such inaccuracy, breach, nonfulfillment or noncompliance;

          (ii) other than Assumed Liabilities, any liability of ICG imposed upon SBIO as transferee of the Assets, including, without limitation, any liability arising out of any lien or any obligation or claim brought by creditors of ICG or claims based on the premise that the sale of the Assets did not comply with the Bulk Sales Provisions and any liability arising out of obligations to ICG's employees (including, without limitation, any obligations under any employee benefit, profit sharing, or pension or welfare plan) or out of ICG's status as employer of employees; and

          (iii) any liability imposed on or asserted against SBIO or any of its affiliates for any of the Excluded Liabilities or Excluded Assets.

     (c) Subject to the limitations set forth in the Section 14.5, SBIO hereby agrees to indemnify, defend and hold harmless S.R. One and ICG and each of their respective affiliates against any and all Claims, asserted against, resulting from, imposed upon, or incurred or suffered by S.R. One and ICG and their respective affiliates, directly or indirectly, as a result of or arising from or in connection with any inaccuracy in or breach or nonfulfillment of or noncompliance with any of the representations, warranties, covenants, or agreements made by SBIO or any facts or circumstances constituting such inaccuracy, breach, nonfulfillment or noncompliance.

     Section 14.3  Procedure for Indemnification with Respect to Third-Party
     ------------  ---------------------------------------------------------
Claims.
- ------

     (a) If an indemnified party(ies)(the "Indemnified Party") determines to seek indemnification under this Article XIV with respect to the existence of a Claim resulting from the assertion of liability by third parties (the "Indemnifiable Claim"), the Indemnified Party shall give notice to the indemnifying party(ies) (the "Indemnifying Party") within thirty (30) days of the Indemnified Party becoming aware of any such Indemnifiable Claim or of facts upon which any such Indemnifiable Claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party. In case any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects by written notice delivered to the Indemnified Party within twenty (20) days after receiving the Indemnified Party's notice, to assume the defense thereof with counsel satisfactory to the Indemnified Party. Notwithstanding the foregoing, (i) the Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall reasonably determine that there is a conflict of interest between or among the Indemnified Party and/or the Indemnifying Party with respect to such Indemnifiable Claim, in which case the fees and expenses of such counsel will be borne by the Indemnifying Party, (ii) the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and (iii) the rights of the Indemnified Party to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

     (b) In the event that the Indemnifying Party, within twenty (20) days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of the Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of the Indemnifying Party.

     (c) Notwithstanding anything in this Article XIV to the contrary, if there is a reasonable probability that an Indemnifiable Claim may materially adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate in such defense, compromise, or settlement and the Indemnifying Party shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Indemnifiable Claim.

     Section 14.4  Procedure For Indemnification with Respect to Non-Third Party
     ------------  -------------------------------------------------------------
Claims.  In the event that the Indemnified Party asserts the existence of a
- ------
Claim (but excluding Claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party within thirty
(30) days of the Indemnified Party becoming aware of any such Claim. Such written notice shall state that it is being given pursuant to this Section 14.4, specify the nature and amount of the Claim asserted and indicate the date on which such assertion shall be deemed accepted and the amount of the Claim deemed a valid claim (such date to be established in accordance with the next sentence). If Indemnifying Party, within thirty (30) days after the mailing of notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the amount of Claim shall be deemed a valid claim. In the event, however, that the Indemnifying Party contests the assertion of a Claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such Claim. If the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice, such Claim shall be resolved to the exclusion of a court of law by binding arbitration in San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect as expressly modified by Exhibit 14.4 attached hereto (but nonetheless the arbitration itself shall not be conducted under the auspices of such Association unless the parties shall expressly so agree).

     Section 14.5  Limitations on Indemnification Amount.
     ------------  -------------------------------------

     (a) Notwithstanding anything to the contrary contained in this Agreement,
(i) neither of S.R. One nor ICG shall be obligated to pay to indemnify, defend or hold harmless SBIO, or its successors and assigns, unless and until the aggregate amount of those Claims that S.R. One and/or ICG otherwise would be obligated to pay pursuant to the provision of this Agreement exceeds $100,000, (ii) the maximum liability of ICG pursuant to this Article XIV for all Claims shall not exceed the purchase price paid to ICG pursuant to this Agreement; provided, however, that neither such limitation shall apply to the provisions of Section 14.2(b)(ii) and (iii) of this Agreement, (iii) the maximum liability of S.R. One pursuant to this
Article XIV for all such Claims shall not exceed the purchase price paid to ICG pursuant to this Agreement, and (iv) no Claim which does not (aggregated with all other like Claims) exceed $2,000 shall be indemnifiable by anyone to any extent.

     (b) Notwithstanding anything to the contrary contained in this Agreement, SBIO shall not be obligated to pay to indemnify, defend or hold harmless S.R. One or ICG, or their respective successors and assigns, unless and until the aggregate amount of those Claims that SBIO otherwise would be obligated to pay pursuant to the provision of this Agreement exceeds $500,000, and the maximum liability of SBIO pursuant to this Article XIV for all Claims shall not exceed $1,000,000 (as to S.R. One) or the fair market value of the Shares as of the Time of Closing (as to ICG).

     (c) The minimums stated in this Section are thresholds, not deductibles. For example, if SBIO's Claims against ICG total $101,000, ICG must pay SBIO $101,000.


                                  ARTICLE XV.

                          TERMINATION AND ABANDONMENT
                          ---------------------------

     Section 15.1  Termination.  This Agreement may be terminated and the
     ------------  -----------
transactions herein contemplated may be abandoned at any time notwithstanding any party's Board or stockholder approval, but not later than the S.R. One Closing (as to S.R. One) or the Time of Closing (as to SBIO and ICG):

     (a) by SBIO, if there has been a material breach by either of S.R. One or ICG of its representations, warranties, covenants or agreements set forth in this Agreement and S.R. One or ICG, as the case may be, fails to cure within five (5) business days after notice thereof is given by SBIO (except that no cure period shall be provided for a breach by S.R. One or ICG, as the case may be, which by its nature cannot be cured);

     (b) by S.R. One, if there has been a material breach by SBIO of the representations, warranties, covenants or agreements set forth in this Agreement as to S.R. One and SBIO fails to cure within five (5) business days after notice thereof is given by S.R. One (except that no cure period shall be provided for a breach by SBIO which by its nature cannot be cured);

     (c) by S.R. One (but only with respect to the SBIO/S.R. One transaction), if S.R. One in its reasonable business judgment determines that the ICG Closing is not going to occur;

     (d) by ICG, if there has been a material breach by SBIO of the representations, warranties, covenants or agreements set forth in this Agreement as to ICG and SBIO fails to cure within five (5) business days after notice thereof is given by ICG (except that no cure period shall be provided for a breach by SBIO which by its nature cannot be cured);

     (e) by SBIO, if the required approval of the stockholders of ICG contemplated by this Agreement shall not have been obtained within thirty (30) days from the solicitation of such consents or proxies;

     (f) by ICG, if the approval of this Agreement by the shareholders of SBIO of this Agreement is required and such approval shall not have been obtained within forty-five (45) days from the solicitation of such consents or proxies;

     (g) by SBIO or ICG, if any permanent injunction or other order of a court or other competent authority preventing the sale of Assets shall have become final and nonappealable; or

     (h) by SBIO or ICG, if any governmental or administrative agency shall have issued a temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the sale of Assets or any litigation shall be pending, the ultimate resolution of which is likely to
(i) result in the issuance of such an order or injunction, or the imposition against SBIO or ICG, of substantial damages if the sale of Assets is consummated, (ii) prohibit SBIO's ownership or operation of all or a material portion of the business rights of ICG or SBIO taken as a whole, or to compel SBIO or ICG to dispose of or hold separate all or a material portion of the business or assets of SBIO or ICG as a result of the sale of Assets, (iii) materially limit or restrict SBIO's conduct or operation of the Business after the Time of Closing, or (iv) render SBIO or ICG unable to consummate the sale of Assets. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

     Section 15.2  Procedure and Consequences of Termination.  In the event of
     ------------  -----------------------------------------
termination pursuant to Section 15.1 hereof, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action. If this Agreement is terminated as provided herein, neither party hereto shall have any further obligation or liability to the other party except as stated in this Agreement and in the confidentiality agreement dated January 29, 1996 and except for prior breaches.

                                  ARTICLE XVI.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 16.1  Notice.  All notices and other communications required or
     ------------  ------
permitted under this Agreement shall be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they designate by notice to all other parties in accordance with this Section
16.1. Any party delivering notice to ICG shall deliver a copy to: International Canine Genetics, Inc., 271 Great Valley Parkway, Malvern, Pennsylvania 19355 and McCausland, Keen & Buckman, Five Radnor Corporate Center, Suite 500, Radnor, Pennsylvania 19087, Attention: Nancy D. Weisberg, Esq. (with a copy to whichever of SBIO and S.R. One is not the sender of the notice). Any party delivering notice to SBIO shall deliver a copy to: Synbiotics Corporation, 11011 Via Frontera, San Diego, California 92127 and Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California 92101, Attention:
Hayden J. Trubitt, Esq. (with a copy to whichever of ICG and S.R. One is not the sender of the notice). Any party delivering notice to S.R. One shall deliver a copy to: 565 E. Swedesford Road, Suite 315, Wayne, Pennsylvania 19087,
Attention: Peter Sears, and SmithKline Beecham, One Franklin Plaza, Philadelphia, Pennsylvania 19102, Attention: Donald Parman, Esq. (with a copy to whichever of SBIO and ICG is not the sender of the notice). All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

     Section 16.2  Entire Agreement.  This Agreement, the exhibits and schedules
     ------------  ----------------
hereto, and the documents referred to herein embody the entire agreement and under standing of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     Section 16.3  Binding Effect; Assignment.  This Agreement and the various
     ------------  --------------------------
rights and obligations arising hereunder shall inure to the benefit of and be binding upon S.R. One, ICG, and SBIO and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties then in existence.

     Section 16.4  Expenses of Transaction; Taxes.  Each party shall bear its
     ------------  ------------------------------
own costs and expenses in connection with this Agreement and the transactions contemplated hereby. SBIO and ICG shall bear the printing expenses of the Form S-4 and the Proxy

Statement pro rata based upon the size of their respective shareholder mailings. ICG shall pay all applicable recording or filing fees or sales, use, excise, transfer, documentary and any other similar taxes arising out of the purchase and sale of the Assets, including without limitation any and all such fees and taxes under the laws of the States of California, Delaware and Pennsylvania or any political subdivision thereof.

     Section 16.5  Waiver; Consent.  This Agreement may not be changed, amended,
     ------------  ---------------
terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     Section 16.6  Third-Party Beneficiaries.  Except as otherwise expressly
     ------------  -------------------------
provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties hereto, any rights, remedies, or other benefits under or by reason of this Agreement.

     Section 16.7  Counterparts.  This Agreement may be executed simultaneously
     ------------  ------------
in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 16.8  Severability.  If one or more provisions of this Agreement
     ------------  ------------
are held to be unenforceable under applicable law, such provision shall be interpreted so as to be enforceable to the maximum extent possible, and the balance of the Agreement shall be enforceable in accordance with its terms.

     Section 16.9  Governing Law.  This Agreement shall in all respects be
     ------------  -------------
construed in accordance with and governed by the laws of the State of California as applied to agreements entered into among California residents and to be performed entirely within the State of California.

     Section 16.10  Attorneys' Fees.  If any action at law or in equity is
     -------------  ---------------
necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder the prevailing party shall be entitled to its reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which it may be entitled.

     Section 16.11  Cooperation and Records Retention.  ICG and SBIO shall (i)
     -------------  ---------------------------------
each
provide the other with such assistance as may reasonably be requested by them in connection with the preparation of any Tax return, statement, report, form or other document (hereinafter collectively a "Tax Return"), or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, with any records or other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, and
(iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, ICG and SBIO shall retain, until the applicable statute of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all tax periods or portions thereof ending before or including the Time of Closing and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same. SBIO shall keep the original copies of the records at its facilities in California and elsewhere, if applicable, and, at ICG's expense, shall provide copies of the Records to ICG upon ICG's request.


              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                    S.R. ONE, LIMITED, a Pennsylvania business trust



                    By: /s/ Peter A. Sears
                        ------------------

                    Title: President
                           ---------


                    SYNBIOTICS CORPORATION, a California corporation



                    By: /s/ Kenneth M. Cohen
                        --------------------

                    Title: President and Chief Executive Officer
                           -------------------------------------


                    INTERNATIONAL CANINE GENETICS, INC., a Delaware corporation



                    By: /s/ Paul A. Rosinack
                        --------------------

                    Title: President and Chief Executive Officer
                           -------------------------------------



                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                                                    EXHIBIT 10.2
                                                                    ------------



                             SYNBIOTICS CORPORATION


                          INVESTOR'S RIGHTS AGREEMENT


                              October ___, 1996

                               TABLE OF CONTENTS
                               -----------------



                                                                            Page
                                                                            ----

1.   Registration Rights....................................................  1
     1.1   Definitions......................................................  1
     1.2   Company Registration.............................................  2
     1.3   Obligations of the Company.......................................  2
     1.4   Furnish Information..............................................  4
     1.5   Expenses of Company Registration.................................  4
     1.6   Underwriting Requirements........................................  4
     1.7   Delay of Registration............................................  5
     1.8   Indemnification..................................................  5
     1.9   "Market Stand-Off" Agreement.....................................  7
     1.10  Covenants of the Investors.......................................  7
     1.11  Termination of Registration Rights...............................  7

2.   Miscellaneous..........................................................  8
     2.1   Successors and Assigns...........................................  8
     2.2   Governing Law....................................................  8
     2.3   Counterparts.....................................................  8
     2.4   Titles and Subtitles.............................................  8
     2.5   Notices..........................................................  8
     2.6   Expenses.........................................................  8
     2.7   Amendments and Waivers...........................................  8
     2.8   Severability.....................................................  8
     2.9   Aggregation of Stock.............................................  9
     2.10  Entire Agreement; Amendment; Waiver..............................  9

                                      (i)

                          INVESTOR'S RIGHTS AGREEMENT
                          ---------------------------

     THIS INVESTOR'S RIGHTS AGREEMENT is made as of the ______ day of October, 1996, by and between Synbiotics Corporation, a California corporation (the "Company"), and S.R. One, Limited, a Pennsylvania business trust (the "Investor").

                                    RECITALS
                                    --------

     WHEREAS, the Company and the Investor are parties to the Purchase Agreement dated July 23, 1996 (the "Purchase Agreement");

     WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investor to invest funds in the Company pursuant to the Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock owned by the Investors and certain other matters as set forth herein;

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Registration Rights.  The Company covenants and agrees as follows:
          -------------------

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

               (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (f) The term "Registrable Securities" means (i) the Common

Stock issued to the Investor pursuant to the Purchase Agreement, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

               (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (h) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of
Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.3  Obligations of the Company.  Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable

Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.4  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.5  Expenses of Company Registration.  The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.6  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

          1.7  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent

(and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

               (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9  "Market Stand-Off" Agreement.  Investor hereby agrees that,
               ----------------------------
during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

               (b) such market stand-off time period shall not exceed 180 days.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               Notwithstanding the foregoing, the obligations described in this
Section 1.9 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

          1.10  Covenants of the Investors.  Investor agrees that the
                --------------------------
Registrable Securities shall be subject to the volume limitations on resale as set forth in the now-current Rule 144 of the Act until the second anniversary of the date of this Agreement.

          1.11  Termination of Registration Rights.  No Holder shall be entitled
                ----------------------------------
to exercise any right provided for in this Section 1 after three (3) years following the date of this Agreement.

     2.   Miscellaneous.
          -------------

          2.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          2.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          2.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          2.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          2.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.9  Aggregation of Stock.  All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          2.10  Entire Agreement; Amendment; Waiver.  This Agreement (including
                -----------------------------------
the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

          SYNBIOTICS CORPORATION, a California corporation



          By:
             -----------------------------------------------------------------
             ----------------------, President

     Address:  11011 Via Frontera
          San Diego, CA 92127


          INVESTOR:

          S.R. ONE, LIMITED, a Pennsylvania business trust


          By:
             -----------------------------------------------------------------

     Address:
             -----------------------------------------------------------------
          --------------------------------------------------------------------



                [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT]

                               EXHIBIT 10.3(a)(i)
                               ------------------

                                  BILL OF SALE
                                  ------------

     KNOW ALL MEN BY THESE PRESENTS, THAT INTERNATIONAL CANINE GENETICS, INC., a Delaware corporation ("ICG"), hereby grants, conveys, transfers, assigns, sets over and delivers, as of _________________, 1996 (the "Effective Date"), unto SYNBIOTICS CORPORATION, a California corporation ("SBIO"), pursuant to that certain Purchase Agreement among ICG, SBIO and S.R. One, Limited, a Pennsylvania business trust, dated July 23, 1996 (the "Agreement"), all of ICG's right, title and interest in and to all tangible and intangible assets, rights and properties used in connection with the performance and operation of ICG's Business (other than Excluded Assets as set forth in Section 2.2 of the Agreement), wherever located, including without limitation, all of the assets, rights and properties set forth in Section 2.1 of the Agreement (the
"Assets"), TO HAVE AND TO HOLD the Assets unto SBIO, its successors and assigns forever. Defined terms not otherwise defined herein shall have the meanings given them in the Agreement.

     ICG and its successors and SBIO hereby agree to take all actions reasonably necessary to obtain any necessary consent (to the extent not already obtained) for the transfer of the Assets to SBIO and, upon the receipt of such consent, to provide to SBIO the benefits of title to such Assets. All the Assets shall automatically be deemed to have been transferred and assigned to SBIO as of the Time of Closing. Pending such formal transfer and assignment, SBIO shall be entitled to the full economic benefit of ownership of the Assets and shall not be liable for any loss, damage or charge arising out of acts or omissions occurring prior to the Time of Closing with respect to the Assets or the conduct of ICG's Business, except as may be set forth in the Agreement. The obligation of ICG and its successor shall be to take all reasonable action necessary to obtain the consents and to provide to SBIO the benefits of title to all of the Assets referred to above.

     ICG HEREBY CONSTITUTES and appoints SBIO and SBIO's successors and assigns, the true and lawful attorneys of ICG with full power of substitution, in the name of ICG or otherwise, and on behalf and for the benefit of SBIO, its successors and assigns, to demand and receive from time to time any and all Assets transferred or intended so to be; to give receipts, releases and acquittances for or in respect of the same of any part thereof; and to take any action necessary to effect the transfer to SBIO of full legal title in and beneficial ownership of any Asset hereby transferred and assigned or intended so to be. ICG declares that the foregoing powers are coupled with an interest and shall not be revocable by it in any manner or for any reason.

     ICG, FOR ITSELF AND ITS SUCCESSORS, AGREES THAT it or such successors shall hereafter cause the execution and delivery of any further assignments, instruments of transfer, bills of sale, powers of attorney or conveyances and perform other acts, as may be necessary or desirable fully to vest in SBIO title to and enjoyment of the Assets assigned and transferred or intended so to be pursuant to the Agreement.

     IN WITNESS WHEREOF, ICG has caused this Bill of Sale to be executed as of the date first written above.

                              "ICG"

                              INTERNATIONAL CANINE GENETICS, INC., a Delaware corporation



                              By:
                                 ---------------------------------------------
                              Its:
                                 ---------------------------------------------


                        [SIGNATURE PAGE TO BILL OF SALE]

                                  EXHIBIT 11.1
                                  ------------

                              _____________, 1996


S.R. One, Limited
565 Swedesford Road, Suite 315
Wayne, PA  19087

Ladies and Gentlemen:

          We have acted as counsel for Synbiotics Corporation, a California corporation (the "Company"), in connection with the issuance and sale of shares of its Common Stock to you at the S.R. One Closing pursuant to the Purchase Agreement dated July __, 1996 (the "Purchase Agreement") among the Company, International Canine Genetics, Inc, and you. This opinion is being rendered to you pursuant to Section 11.1(c) of the Purchase Agreement in connection with the S.R. One Closing. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Purchase Agreement.

          In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

          In rendering this opinion we have also assumed: (A) that the Purchase Agreement and Investor's Rights Agreement have been duly and validly executed and delivered by you or on your behalf and constitute valid, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Purchase

Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and
(E) that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement or the Investor's Rights Agreement that would modify or interpret the terms of the Purchase Agreement or the Investor's Rights Agreement or the respective rights or obligations of the parties thereunder.

          As used in this opinion, the expression "we are not aware" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees of the Company, other than such officers.

          This opinion relates solely to the laws of the State of California and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

          Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Purchase Agreement or the Synbiotics Disclosure Letter, we are of the opinion that as of the date hereof:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

          2. The Company has the requisite corporate power and authority to execute, deliver and perform the Purchase Agreement and Investor's Rights Agreement. Each of the foregoing has been duly and validly authorized by the Company, and duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company according to its terms.

          3. The Company's execution, delivery, performance and compliance as to S.R. One with the terms of the Purchase Agreement and Investor's Rights Agreement do not violate any provision of any applicable federal or California law, rule or regulation or any provision of the Company's Restated Articles of Incorporation or Bylaws and do not conflict with or constitute a default under the provisions of any

S.R. One, Limited                                         ______________, 1996
Page 15

judgment, writ, decree or order specifically identified in the Synbiotics SEC Reports or the material provisions of any material agreement specifically identified in the Synbiotics SEC Reports.

          4. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Purchase Agreement and consummation at the S.R. One Closing of the transactions contemplated by the Purchase Agreement to be consummated there have been obtained, and are effective, except the filing required by Section 25102(f) of the California Corporate Securities Law of 1968, and we are not aware of any proceedings, or written threat thereof, that question the validity thereof.

          5. We are not aware that there is any action, proceeding or governmental investigation pending, against the Company or any of its officers or directors, or that any of the foregoing has received any written threat thereof, which questions the validity of the Purchase Agreement or the Investor's Rights Agreement, or the right of the Company to enter into such Purchase Agreement or Investor's Rights Agreement.

          Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

          (A) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

          (B) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

          (C) Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law.

          (D) The effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing, is not reasonably necessary for the protection of the enforcing party, or is not a

S.R. One, Limited                                         ______________, 1996
Page 16

material breach of a material covenant or provision.

          (E) We express no opinion concerning the past, present or future fair market value of any securities.

          (F) The unenforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Purchase Agreement or Investor's Rights Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing.

          (G) The unenforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy. In this regard, we advise you that in the opinion of the Securities and Exchange Commission indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

          (H) The unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

          (I) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          (J) The effect of California law, federal law or equitable principles which limits the amount of attorneys' fees that can be recovered under certain circumstances.

          This opinion is rendered as of the date first written above solely for your benefit in connection with the Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

S.R. One, Limited                                         ______________, 1996
Page 17

                                   Very truly yours,


                                   BROBECK, PHLEGER & HARRISON LLP

                                  EXHIBIT 12.1
                                  ------------

                    [McCausland, Keen & Buckman Letterhead]

                              ______________, 1996

Synbiotics Corporation
11011 Via Frontera
San Diego, CA  92127

Ladies and Gentlemen:

          We have acted as counsel for International Canine Genetics, Inc., a Delaware corporation ("Seller"), in connection with the sale of substantially all of its assets to Synbiotics Corporation, a California corporation ("Buyer"), pursuant to the Purchase Agreement dated as of July __, 1996 among Seller, Buyer and S.R. One, Limited, (the "Agreement"). This opinion is being rendered to you pursuant to Section 12.1(g) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Agreement.

          In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by Seller pursuant to the Agreement and upon certificates and statements of government officials and of officers of Seller. We have also examined originals or copies of such corporate documents or records of Seller as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

          In making our examination of the documents executed by entities other than Seller, we have assumed that each such other entity had the power to enter into and perform all its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such entity.

          To the extent that the obligations of Seller may be dependent upon such matters, we assume for purposes of our opinions that: (A) you have complied with any applicable requirement to file returns and pay taxes under the California tax laws; (B) the Agreement has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of all parties thereto other than Seller, enforceable in accordance with its terms; (C) each of the parties thereto has the requisite corporate or other organizational power and authority to perform its obligations under the Agreement; and (D) the Agreement accurately and completely set forth the terms of the transaction intended by the parties to be covered thereby.

          Except as expressly covered in our opinions, we are not expressing any opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Agreement because of the nature of the businesses of the parties thereto other than Seller.

          As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that after an examination of documents in our files and considering the actual knowledge of those attorneys in our firm who have given substantive attention to legal matters for Seller, including information obtained by inquiry to responsible persons at our client concerning factual matters related to the opinions expressed herein, but not including any constructive or imputed notice of any information, we find no reason to conclude that the opinions expressed herein are factually incorrect. Beyond that we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

          This opinion relates solely to the laws of the State of Delaware, the State of Pennsylvania and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

          Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

          (K) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and other assets and to carry on its business and to own and lease the properties and assets it now owns or operates. Seller has the corporate power and authority to execute, deliver and carry out the terms of the Agreement.

          (L) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Seller and by the stockholders of Seller. The Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (M) No consents, approvals or authorizations of any governmental authority of the State of Delaware, the State of Pennsylvania or the United States are required or necessary on the part of Seller in connection with the execution, delivery and performance at the Time of Closing by Seller of the Agreement, except for (i) such consents, approvals or authorizations which have been obtained or waived prior to the date hereof, (ii) any filings which may be required on the part of Seller in the period

Synbiotics Corporation
_____________, 1996

following the consummation of the transactions contemplated by the Agreement under the International Investment and Trade In Services Act of 1976, and (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the Defense Production Act of 1950, as to which with your consent we express no opinion. The Pennsylvania bulk sales law is not applicable to the transactions contemplated by the Agreement.

          (N) Neither the execution or delivery by Seller of the Agreement nor the consummation by Seller at the Time of Closing of the transactions contemplated thereby will violate any provision of the Certificate of Incorporation or Bylaws of Seller, or will to our knowledge violate or be in conflict with any judgment, decree, injunction or order specifically identified in the ICG SEC Reports or the schedules to the Agreement, or will to our knowledge violate or conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under or result in the termination of, accelerate the performance required by, or, except as provided in the Agreement, result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of Seller under, any term or provision of any material contract specifically identified in the ICG SEC Reports or the schedules to the Agreement.

          (O) To our knowledge, there are no pending or overtly threatened actions, proceedings, investigations or claims against or affecting Seller before any court, arbitrator or governmental authority which challenge the validity or enforceability of the Agreement.

          (P) Seller has sold, transferred and conveyed to Buyer all of its right, title and interest in and to the Assets as of the Time of Closing.

          The foregoing opinions are subject to the following additional limitations, qualifications, assumptions and exceptions:

          (a) The enforceability of Seller's obligations under the Agreement is subject to the effect of i) bankruptcy, insolvency, reorganization, arrangement, morator ium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in federal and state statutes and common law.

          (b) The unenforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary

Synbiotics Corporation
_____________, 1996

to public policy. In this regard, we advise you that in the opinion of the Securities and Exchange Commission indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

          (c) Provisions of the Agreement may be unenforceable where (i) the breach of such provisions imposes restrictions or burdens upon Seller, including the acceleration of indebtedness due under debt instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the obligee, (ii) the obligee's enforcement of such provisions under the circumstances would violate the obligee's implied covenant of good faith and fair dealing or (iii) the breach of such provision is not a material breach of a material covenant or provision.

          (d) Provisions of the Agreement expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, rights or defenses to obligations granted by law, may be unenforceable under certain circumstances where such waivers are against public policy or prohibited by law.

          (e) Provisions of the Agreement may be unenforceable under certain circumstances where they provide (specifically or in effect) that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          (f) The effect of state law, federal law or equitable principles which limits the amount of attorneys' fees that can be recovered under certain circumstances.

          (g) We express no opinion as to the validity, binding effect or enforceability of any provisions prohibiting waivers of any terms of the Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing.

          This opinion is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Seller. We assume no obligation to advise you of facts, circumstances, events or

Synbiotics Corporation
_____________, 1996

developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                              Very truly yours,


                              MCCAUSLAND, KEEN & BUCKMAN

                                  EXHIBIT 12.2
                                  ------------
                              ______________, 1996


International Canine Genetics, Inc.
271 Great Valley Parkway
Malvern, PA  19355

Ladies and Gentlemen:

          We have acted as counsel for Synbiotics Corporation, a California corporation ("Buyer"), in connection with its purchase of substantially all the assets of International Canine Genetics, Inc., a Delaware corporation ("Seller"), pursuant to the Purchase Agreement dated as of July __, 1996 among Seller, S.R. One, Limited, and Buyer (the "Agreement"). This opinion is being rendered to you pursuant to Section 12.2(e) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Agreement.

          In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by Buyer pursuant to the Agreement and upon certificates and statements of government officials and of officers of Buyer. We have also examined originals or copies of such corporate documents or records of Buyer as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

          In making our examination of the documents executed by entities other than Buyer, we have assumed that each such other entity had the power to enter into and perform all its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such entity.

          To the extent that the obligations of Buyer may be dependent upon such matters, we assume for purposes of our opinions that: (A) you have complied with any applicable requirement to file returns and pay taxes under the Delaware and Pennsylvania tax laws; (B) the Agreement has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of all parties thereto other than Buyer, enforceable in accordance with its terms; (C) each of the parties thereto has the requisite corporate or other organizational power and authority to perform its obligations under the Agreement; and (D) the Agreement accurately and completely set forth the terms of the transaction intended by the parties to be covered thereby.

International Canine Genetics, Inc.                                      Page 2
______________, 1996

          Except as expressly covered in our opinions, we are not expressing any opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Agreement because of the nature of the businesses of the parties thereto other than Buyer.

          As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that after an examination of documents in our files and considering the actual knowledge of those attorneys in our firm who have given substantive attention to legal matters for Buyer, including information obtained by inquiry to responsible persons at our client concerning factual matters related to the opinions expressed herein, but not including any constructive or imputed notice of any information, we find no reason to conclude that the opinions expressed herein are factually incorrect. Beyond that we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

          This opinion relates solely to the laws of the State of California and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

          Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

          (Q) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California with the corporate power and authority to own its properties and other assets and to carry on its business and to own and lease the properties and assets it now owns or operates.

          (R) Buyer has the corporate power and authority to execute, deliver and carry out the terms of the Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Agreement.

          (S) No consents, approvals or authorizations of any governmental authority of the State of California or the United States are required or necessary on the part of Buyer in connection with the execution, delivery and performance at the Time of Closing by Buyer of the Agreement, except for (i) such consents, approvals or authorizations which have been obtained or waived prior to the date hereof, (ii) any filings which may be required on the part of Buyer in the period following the consummation of the transactions contemplated by the Agreement under the International Investment and Trade In Services Act of 1976, and (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the Defense Production Act of 1950, as to which with your consent we express no opinion.

International Canine Genetics, Inc.                                      Page 3
______________, 1996

          (T) The Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (U) Neither the execution or delivery by Buyer of the Agreement nor the consummation by Buyer at the Time of Closing of the transactions contemplated thereby will violate any provision of the Restated Articles of Incorporation or Bylaws of Buyer, or will to our knowledge violate or be in conflict with any judgment, decree, injunction or order specifically identified in the Synbiotics SEC Reports, or will to our knowledge violate or conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under or result in the termination of, accelerate the performance required by, or, except as provided in the Agreement, result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of Buyer under, any term or provision of any material contract specifically identified in the Synbiotics SEC Reports.

          (V) To our knowledge, there are no pending or overtly threatened actions, proceedings, investigations or claims against or affecting Buyer before any court, arbitrator or governmental authority which challenge the validity or enforceability of the Agreement.

          The foregoing opinions are subject to the following additional limitations, qualifications, assumptions and exceptions:

          (a) The enforceability of Buyer's obligations under the Agreement is subject to the effect of i) bankruptcy, insolvency, reorganization, arrangement, morator ium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in federal and California statutes and common law.

          (b) The unenforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy. In this regard, we advise you that in the opinion of the Securities and Exchange Commission indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

          (c) Provisions of the Agreement may be unenforceable where (i) the breach of such provisions imposes restrictions or burdens upon Buyer, including the acceleration of indebtedness due under debt instruments, and it cannot be demonstrated

International Canine Genetics, Inc.                                      Page 4
______________, 1996

that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the obligee, (ii) the obligee's enforcement of such provisions under the circumstances would violate the obligee's implied covenant of good faith and fair dealing or (iii) the breach of such provision is not a material breach of a material covenant or provision.

          (d) Provisions of the Agreement expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, rights or defenses to obligations granted by law, may be unenforceable under certain circumstances where such waivers are against public policy or prohibited by law.

          (e) Provisions of the Agreement may be unenforceable under certain circumstances where they provide (specifically or in effect) that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          (f) Our opinions are subject to the effect of California law which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy.

          (g) We express no opinion as to Buyer's compliance or non-compliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

          (h) We express no opinion concerning the past, present or future fair market value of any securities.

          (i) The effect of California law, federal law or equitable principles which limits the amount of attorneys' fees that can be recovered under certain circumstances.

          (j) We express no opinion as to the validity, binding effect or enforceability of any provisions prohibiting waivers of any terms of the Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing.

          This opinion is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written

International Canine Genetics, Inc.                                      Page 5
______________, 1996

consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Buyer. We assume

International Canine Genetics, Inc.                                      Page 6
______________, 1996


no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                             Very truly yours,



                              BROBECK, PHLEGER & HARRISON LLP

                                  EXHIBIT 14.4
                                  ------------

                         SPECIAL ARBITRATION PROCEDURES
                         ------------------------------

     1.   Establishment of Forum.  Arbitration shall be initiated by one party
          ----------------------
sending to the other a Notice of Arbitration, by registered or certified United States mail, which notice must contain a description of the dispute, the amount involved, and the remedy sought. Unless the parties agree on one arbitrator within ten days thereafter, a sole arbitrator shall be designated by the American Arbitration Association. The arbitration shall be held within ninety
(90) days after the mailing of the initiating notice, at a date, time and place in San Diego, California determined (subject to this Agreement) by the arbitrator.

     2.   Pre-Hearing Conference.  The arbitrator shall schedule a pre-hearing
          ----------------------
conference to reach agreement or procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues.

     3.   Discovery.  The parties agree to expedite the arbitration proceedings
          ---------
by eliminating discovery. Instead of discovery, the parties agree to the following exchange of information:

          (a) Either party can make a written demand for lists of the witnesses to be called or the actual documents to be introduced at the hearing. The demand must be received prior to the pre-hearing conference.

          (b) The lists and such documents must be served within fifteen (15) days of the demand.

          (c) Except as expressly provided in this Item 3, no depositions, interrogatories, or document production may be taken for discovery.

     4.   The Hearing.
          -----------

          (a) The parties must file briefs with the arbitrator at least three
(3) days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

          (b) The parties have the right to representation by legal counsel throughout the arbitration proceedings.

          (c) Judicial rules of evidence and procedure relating to the conduct at the hearing, examination of witnesses, and presentation of evidence do not apply. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence on which responsible persons are accustomed to rely on in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law.

          (d) Subject to the discretion of the arbitrator, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence.

          (e) Any party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting party must notify the other parties of the arrangements in advance of the hearing and must pay for the cost incurred.

          (f) Any party may request the oral evidence to be given under oath.

     5.   The Award.
          ---------

          (a) The decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable. The arbitrator shall be empowered to award relief which is legal and/or equitable in nature, as appropriate, and in accordance with any statutory provisions.

          (b) The award must be made in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision.

          (c) The award must be mailed promptly to the parties, but no later than thirty (30) days from the closing of the hearing.

     6.   Fees and Expenses.  Each party must pay its one-half share of the
          -----------------
arbitrator's expenses and fees, together with other expenses of the arbitration incurred or approved by the arbitrator. The arbitrator shall have discretion to award, to the party he determines to be the prevailing party, its or his attorney fees, witness fees and other such expenses incurred.

                                SCHEDULE 2.1(a)

                               List of Equipment



See Attached as of 4/30/96.

                                SCHEDULE 2.1(b)

                               List of Inventory
                                 as of 4/30/96



1.  Status Pro Diagnostic        $24,591.96
2.  Target Diagnostic            $ 3,524.40
3.  Nutritional Supplements      $ 7,517.91
4.  PennHIP                      $27,870.68
5.  Status LH Diagnostic         $ 4,003.11
6.  Grooming Products            $10,399.19
7.  Optimate Diagnostic          $16,134.58
8.  All Other                    $12,622.47
9.  Reserve for Inventory        $10,660.49

       TOTAL                     $97,003.31




                                SCHEDULE 2.1(c)

                               List of Contracts



1.   Consulting Contract with Dr. Laura T. Goldsmith re: Relaxin.

2.   Consulting Contract with Dr. Bernard G. Steinetz re: Relaxin.

3.   Consulting Contract with Dr. George Lust re: Relaxin.

4.   Exclusive License Agreement with the Cornell Research Foundation, Inc. re:
     Relaxin.

5. Sponsored Research Agreement with The University of Medicine and Dentistry of New Jersey re: Relaxin.

6.   Sponsored Research Agreement with Cornell University re: Relaxin.

7.   Sponsored Research Agreement with new York University re: Relaxin.

8. Evaluation and Certification Agreement with the Trustees of the University of Pennsylvania re: PennHIP.

9.   License Agreement with the Trustees of the University of Pennsylvania re:
     PennHIP.

10.  Consulting Agreement with Dr. Gail Smith re: PennHIP.

11.  Consulting Agreement with Ortho/Analytic, Inc. re: PennHIP.

12.  Consulting Agreement with Dr. Pamela McKelvie re: PennHIP.

13.  Consulting Agreement with Dr. Eldin Leighton re: PennHIP.

14.  Consulting Agreement with Thomas P. Gregor re: PennHIP.

15.  Consulting Agreement with Veterinary Nutrition Specialist, Inc. re:
     Nutritional Supplements.

16. Manufacturing and Distribution Agreement with the W. R. Van Wyck Group, Limited re: Grooming Products.

17.  Distribution Consulting Agreement with Wolfgang Jackle Associates, Inc.

18.  Equipment Operating Lease Agreements (12) with AT&T Capital.

19.  Equipment Operating Lease Agreement with Sanwa Leasing.

20.  Equipment Capital Leases (3) with Advanta Leasing.

21.  Equipment Capital Lease with Avco Leasing.

22.  Equipment Capital Lease with Copelco.

23.  Equipment Capital Leases (2) with Colonial Pacific Leasing.

24.  Equipment Capital Lease with G.E. Capital.

25.  Equipment Capital Lease with The Manifest Group.

26.  License Agreement with Cambridge Veterinary Science re: Pregnancy Testing.

27. Lease Agreement with Morehall Associates, Ltd. for facility located at 271 Great Valley Parkway, Malvern, PA 19355.

28. Capital Lease Agreement with LPI Software Funding Group. $38,000 of advanced payments made under agreement. Equipment and software is expected to be fully operational sometime in September 1996.

29. Verbal contract with Howard Graham, dating to 1987, for preparation of all frozen and chilled semen buffers.

30. Verbal agreement with Country Club Kennels, dating back to 1987, for monthly housing of training beagles.

31. Rental agreement with G E Capital, Modular Space for rental of trailer located at Country Club Kennels and used for training.

32.  Equipment operating lease with Easy Lease Company.

                                SCHEDULE 2.1(d)

                             List of Real Property



1.   Leased facility at 271 Great Valley Parkway, Malvern, PA 19355.  See
     Schedule 2.1(c), List of Contracts.

                                SCHEDULE 2.1(e)

                          List of Proprietary Rights


 1.  Fresh Express                      Registered Trademark
 2.  Ov-U-Peak                          Registered Trademark
 3.  ICG                                Trademark
 4.  Status-Pro                         Trademark
 5.  ICAGEN                             Trademark
 6.  Status-LH                          Trademark
 7.  ICG Stress Formula                 Trademark/Formula Trade Secret
 8.  ICG Coat & Skin Formula            Trademark/Formula Trade Secret
 9.  ICG Lite Formula                   Trademark/Formula Trade Secret
10.  PennHIP                            Registered trademark licensed for the
                                        University of Pennsylvania
11.  Frozen/chilled semen buffers       Proprietary of ownership/trade secret
12.  Optimate                           Trademark
13.  U.S. Patent # 5,120,660            Method for Canine Fertility Detection
14.  U.S. Patent # 5,106,761            Method for determining Molecules in a
                                        Liquid Medium
15.  U.S. Patent # 5,089,419            Detection of Pregnancy by identification
                                        of the C Peptide of Relaxin in the Urine of Animals
16. Exclusive License for the use of U.S. Patent #5,108,897--Relaxin testing for early detection of pregnancy in dogs.
17. Exclusive License for the use of U.S. Patent # 5,482,055--Method for assessing Canine Hip Dysplasia.
18. Customer list as maintained in the Mail Order Manager (M.O.M.) order entry computer system.
19.  Vendor/supplier list as contained in the Real World 6.5 Accounting
     Computer System, Accounts Payable Module.

                                SCHEDULE 2.1(k)

                          List of Leasehold Interests



None other than the leasehold improvements listed on List of Equipment (Schedule 2.1(a)).

                                SCHEDULE 2.1(l)

                           List of Insurance Policies



1.   Guardian Health/Life Policy -- G160341.

2.   Long-Term Disability Policy -- #LTD 097397 -- Reliance Insurance.

3. Package insurance including Property, Electronic Data Processing, General Liability and Product Liability.

     Federal Insurance Company Policy -- #3532-36-61.

4.   Workers Compensation.

     Federal Insurance Company Policy -- #7163-51-81.

                                  SCHEDULE 2.2

                          Schedule of Excluded Assets


1.   Employment Contract with Paul A. Rosinack.

2.   Employment Contract with John R. Bauer.

3.   Employment Contract with Stephen T. Peterson.

4.   Employment Contract with Michael C. Brown.

5.   Employment Contract with Melissa Goodman.

6.   Directors and Officers Liability Insurance.

     Zurich Insurance Company Policy -- #DOC-8357613.

                                SCHEDULE 3.1(a)

                          List of Assumed Liabilities


                    [TO BE PREPARED AT THE TIME OF CLOSING]

                                SCHEDULE 3.1(c)

                    List of Outstanding Options and Warrants

                                                                                             EQUIVALENT
                                             #OF          EXERCISE          EXPIRATION         COMMON
SCHEDULE OF WARRANT HOLDERS                WARRANTS         PRICE              DATE            SHARE
- ----------------------------------------   --------       --------        --------------     ----------
JANNEY MONTGOMERY SCOTT                      20,000         $1.25         MARCH 24, 2000       20,704
GILFORD SECURITIES                           48,500         $1.25         MARCH 24, 2000       48,137
PENN JANNEY FUND, INC.                      205,000         $1.25         MARCH 24, 2000      212,216
HARRY LEOPOLD                                12,416         $1.25         MARCH 24, 2000       12,853
GARY A. FOLD                                  8,278         $1.25         MARCH 24, 2000        8,567
STEPHEN DE GROAT                             25,000         $1.25         MARCH 24, 2000       25,880
PUBLIC WARRANTS                             715,000         $1.25         MARCH 24, 2000      740,168

                                             #OF          EXERCISE
SCHEDULE OF STOCK OPTIONS                  OPTIONS          PRICE
- -------------------------                  --------       --------
ISO's                                        41,667         $1.35
                                             69,200         $7.00
                                             80,950         $2.00
                                             96,850         $1.25
TOTAL ISO'S                                 288,467

NON-QUALIFIED:                                  375         $1.35
                                              6,857         $7.00
                                             13,500         $2.00
                                             51,400
TOTAL NON-QUALIFIED                          71,132

TOTAL STOCK OPTIONS                         359,599

                                            TOTAL
STOCK OPTION SUMMARY                       AT 6/94
- --------------------                       -------
TOTAL EMPLOYEES                             299,932
TOTAL BOARD OF DIRECTORS                     48,257
TOTAL CONSULTANTS                            22,875
FORFITS                                     (11,465)
                                            -------
TOTAL OPTIONS GRANTED                       359,699

OPTIONS AUTHORIZED                          490,000
                                            -------
AVAILABLE FOR ISSUANCE                      130,401
                                            =======

SUMMARY                                      ISO'S         NQUAL         TOTAL
- -------                                     -------       ------         -----
Options at 61.35 per share                   41,667          375         42,042
Options at $7.00 per share                   68,200        5,857         75,057
Options at $2.00 per share                   80,950       13,500         94,450
Options at $1.25 per share                   98,650       51,400        148,050
                                             ------       ------        -------
TOTAL                                       289,467       71,132        359,599

AS OF MAY 30, 1996

EQUITY ANALYSIS
- ---------------


                                      $1.38                             $2.00                 $1.25      $1.25
                         FOUNDERS     NQUAL.     $7.00      TOTAL       NQUAL.      TOTAL     NQUAL.     NQUAL.        TOTAL
                         SHARES       AT 3/93    NQUAL.    AT 4/94      AT 6/94    AT 6/94    AT 7/95    AT 11/95      AT 11/95
                         --------     --------   ------    --------     --------   --------   --------   --------      --------

BOARD OF DIRECTORS
- ------------------
S. HARTOGENSIS                                      857        857        3,000      3,857                9,600         13,457
R.G. RANKIN              112,500                           112,500        3,000    115,500                9,600        125,100
M. CUNEO                                                         0            0          0                9,600          9,600
D. LEIN                                                          0        3,000      3,000                9,600         12,600

CONSULTANTS
- -----------
N. MOSER                               375                     375                     375                                 375
G. SMITH                                          5,000      5,000                   5,000      5,000     5,000         15,000
S. GRISEWOOD                                                                                              2,500          2,500
PORTER, LE AY & ROSE                                             0        4,500      4,500                               4,500
MCKELVIE, PAM                                                                                     250                      250
GREGOR, TOM                                                                                       250                      250
                         _______       ___        _____    _______       ______    _______    _______     _____         ______
TOTAL                    112,500       375        5,857    118,732       13,500    132,232      5,500    45,900        183,632
                         =======       ===        =====   ========       ======    =======   ========    ======         ======

AS OF MAY 30, 1996

EQUITY ANALYSIS
- ---------------

                                              $1.35                                             $1.25    $1.25
                                              ISO'S   $7.00                $2.00                ISO'S    ISO'S    TOTAL    $1.25
                           HIRE    FOUNDERS   AT      ISO'S      TOTAL     ISO'S      TOTAL     AT       AT       AT       ISO'S
                           DATE    SHARES     3/93    AT 5/83    AT 4/84   AT 6/94    AT 6/94   7/95     11/95    11/95    AT 4/94
                         --------  --------   ------  -------    -------   --------   -------   -----    ------   ------   -------
EMPLOYEE
- --------
RESEARCH & DEVELOPMENT
- ----------------------
BROWN, MICHAEL           09/01/91              4,167    9,500     13,667    11,500     25,167    5,487    4,533    74,021
FERRARR, GAIL            10/10/90                       1,295      1,295     1,000      2,295    1,100              6,985
MARCHAK, STAN            06/02/92                         325        325       800        925      800              3,175
KWATKOWSKI, MARCIA       02/07/94                           0      1,000     1,000      1,100                       3,100
COSTELLO, SNADRA         09/06/93                           0        250       250        300                         800
 (PART TIM

SALES & MARKETING
- -----------------
PETERSON, STEPHEN        01/10/84                       7,000      7,000     6,000     13,000    8,201    6,799    48,000
RANKIN, SANDRA           07/14/86  18,687               5,000     21,687     3,600     25,687    3,500             78,161
LUMSARGIS, KATHY         09/21/94                         570        670       675      1,245      800              3,960
WESBERRY, PAMELA         12/16/91                       1,335      1,335       675      2,010      800              6,155
MURRAY, CHARLES          01/01/90                       1,000      1,000       250      1,250      760              4,260
MORTIZ, DAN              04/01/90                                                                  800                800
JAMES, LEAH              02/16/95                                                                  250                250

VETERINARY SERVICES
- -------------------
GOODMAN, MELISSA         01/01/88  12,500              10,000     22,500    12,500     35,000    5,467    4,533   102,500
MAYERS, CARLA            03/28/91                                      0     1,750      1,750    3,500              7,000
MULLEN, SHERRI           01/01/88                       1,760      1,750       250      2,000      750              6,510
O'NEILL SHIRLEE          05/23/88                       1,750      1,750     1,000      2,750      750              8,000
PETOR, MICHELE           05/08/94                                                                  750                750

ADMINISTRATION &
- ----------------
 FINANCE
- --------
BAUER, JOHN              08/16/90              4,167   11,000     15,187    15,500     90,667    8,201    6,799   151,521
TRAVIS, CONCETTA         01/10/81                         935        935       800      1,535      750              4,955
HOOVER, DEBORAH          10/01/93                                      0       350        350      750              1,450
CROSSON, JOYCE           09/08/91                         870        870     1,000      1,870    1,000              5,610
FACCIOLLI, JOE           10/12/94                                                                  250                250
KELLEY, KEVIN            01/14/91                         935        935       250      1,185      350              3,655
ROSINACK, PAUL           12/01/91             33,333   20,000     63,333    25,000     78,333                     219,999
SPADA, NANCY                                                                                                            0   1,250
TRUEX, HOWARD                                                                                                           0   1,250
                                   ------     ------   ------    -------    ------    -------   ------   ------   -------   -----
TOTAL                              31,187     42,060   73,858    154,723    84,844    288,963   47,211   23,859   746,705   2,994
                                   ======     ======   ======    =======    ======    =======   ======   ======   =======   =====

____________                            0      3,685    3,685      2,700     8,685      4,800        0    11465    35,020       0
                                                                                                                        0
NET                                41,687     69,200  140,034     80,950   220,964     41,488   52,664  315,134   962,121   2,500

                                   TOTAL
                                  AT 4/96
                                  -------
EMPLOYEE
- --------
RESEARCH & DEVELOPMENT
- ----------------------
BROWN, MICHAEL                     74,021
FERRARR, GAIL                       6,985
MARCHAK, STAN                       3,175
KWATKOWSKI, MARCIA                  3,100
COSTELLO, SNADRA                      800
 (PART TIM

SALES & MARKETING
- -----------------
PETERSON, STEPHEN                  48,000
RANKIN, SANDRA                     78,161
LUMSARGIS, KATHY                    3,960
WESBERRY, PAMELA                    6,155
MURRAY, CHARLES                     4,260
MORTIZ, DAN                           800
JAMES, LEAH                           250

VETERINARY SERVICES
- -------------------
GOODMAN, MELISSA                  102,500
MAYERS, CARLA                       7,000
MULLEN, SHERRI                      6,510
O'NEILL SHIRLEE                     8,000
PETOR, MICHELE                        750

ADMINISTRATION &
- ----------------
 FINANCE
- --------
BAUER, JOHN                       151,521
TRAVIS, CONCETTA                    4,955
HOOVER, DEBORAH                     1,450
CROSSON, JOYCE                      5,610
FACCIOLLI, JOE                        250
KELLEY, KEVIN                       3,655
ROSINACK, PAUL                    219,999
SPADA, NANCY                        1,250
TRUEX, HOWARD                       1,250
                                  -------
TOTAL                             749,699
                                  =======

____________                       35,020
                                        0
NET                               964,621

                                      -2-